Exhibit 10.1

DNB FIRST SUCCESS-SHARING SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
BASIC PLAN DOCUMENT
(Including Code §409A provisions)

DNB FIRST SUCCESS-SHARING SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
BASIC PLAN DOCUMENT

By execution of the Adoption Agreement associated with this Basic Plan Document, the Employer establishes this Nonqualified Deferred Compensation Plan ("Plan") for the benefit of certain Employees and Contractors the Employer designates in its Adoption Agreement. The primary purpose of the Plan is to provide additional compensation to Participants upon termination of employment or service with the Employer. The Employer will pay benefits under the Plan only in accordance with the terms and conditions set forth in the Plan.

PREAMBLE

ERISA/Code Plan Type. The Employer in its Adoption Agreement will specify whether it establishes the Plan as a nonqualified deferred compensation plan or as an ineligible Code §457(f) plan. A nonqualified deferred compensation plan is an unfunded plan that may be: (i) an "excess benefit plan" under ERISA §3(36); (ii) a plan maintained "primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" ("top-hat plan") under ERISA §§201(2), 301(a)(3) and 401(a)(1); (iii) a plan only for Contractors and exempt from Title I of ERISA; or (iv) a church plan under Code §414(e) and ERISA §3(33) and maintained by a church or church-controlled organization under Code §3121(w)(3). A top-hat plan includes a supplemental executive retirement plan ("SERP"). A tax-exempt Code §457(f) plan may include a church plan under Code §414(e) and ERISA §3(33) but which is not sponsored by a church or church-controlled organization under Code §3121(w)(3).

409A Plan Type. The Employer in its Adoption Agreement will specify whether it establishes the Plan as an Account Balance Plan or as a Separation Pay Plan.

Possible Nonuniformity. The Employer in its Adoption Agreement will specify such Plan terms as will apply to all Participants uniformly or as may apply to a given Participant. Except where the Plan or Applicable Guidance require uniformity in order to comply with Code §409A, the Employer need not provide the same Plan benefits or apply the same Plan terms and conditions to all Participants, even as to Participants who are of similar pay, title and other status with the Employer. The elections the Employer makes in its Adoption Agreement apply uniformly to all Participants, except to the extent the Employer adopts inconsistent provisions with respect to one or more Participants in a separate attachment designated as "Exhibit A" and attached to the Adoption Agreement. The Employer may create a separate Exhibit A for one or more Participants, specifying such terms and conditions as are applicable to a given Participant. The Employer, in Exhibit A, may modify any Plan provision or any Adoption Agreement election as to one or more Participants.

I. DEFINITIONS

1.1 "Account" means the account the Employer establishes under the Plan for each Participant and, as applicable, means a Participant's Elective Deferral Account, Nonelective Contribution Account or Matching Contribution Account.

1.2 "Account Balance Plan" means an Elective Deferral Account Balance Plan or an Employer Contribution Account Balance Plan, or a combination of both, as the Employer elects in its Adoption Agreement.

(A) Elective Deferral Account Balance Plan. An Elective Deferral Account Balance Plan is a plan comprised of an Elective Deferral Account as described under Treas. Reg. §1.409A-1(c)(2)(i)(A).

(B) Employer Contribution Account Balance Plan. An Employer Contribution Account Balance Plan is a plan comprised of Employer Nonelective Contribution Accounts, Matching Contribution Accounts, or both, as described under Treas. Reg. §1.409A-1(c)(2)(i)(B).

1.3 "Accrued Benefit" means the total dollar amount credited to a Participant's Account.

1.4 "Adoption Agreement" means the document the Employer executes to establish the Plan and includes all Exhibits and other documents referenced therein.

1.5 "Aggregated Plans" means this Plan and any other like-type plan of the Employer in which a given Participant participates and as to which the Plan (see Sections 2.02(B)(2) and 6.03(B)) or Treas. Reg. §1.409A-1(c)(2) requires the aggregation of all such nonqualified deferred compensation in applying Code §409A. For this purpose, the following rules apply:

(A) Participants in Separate Plans. The plan for a Participant is treated as a separate plan from the plan for any other Participant, even though such plans may be incorporated into a single written plan in this Plan and covering all Participants.

(B) Plan Types. The following plans under clauses (i), (ii) and (iii) are not "like-type plans" and are treated as separate from each other: (i) all Elective Deferral Account Balance Plans (including for aggregation purposes only, Separation Pay Plans based on Voluntary Separation from Service); (ii) all Employer Contribution Account Balance Plans (including for aggregation purposes only, Separation Pay Plans based on Voluntary Separation from Service); and (iii) all Separation Pay Plans based on Involuntary Separation from Service or under a Window Program.

(C) Dual Status. If a Participant in two like-type plans participates in one plan as an Employee and in the other as a Contractor, the plans are not Aggregated Plans. If an Employee also serves on the Employer's board of directors (or in a similar capacity with regard to a non-corporate entity) and participates in like-type plans but participates in one plan as an Employee and in the other as a director (or similar capacity with regard to a non-corporate entity) [a "director plan"], the plans are not Aggregated Plans provided that the director plan is substantially similar to a plan the maintains for non-employee directors. If the director plan is not substantially similar, for purposes of aggregation, the director plan is treated as a plan for Employees. Director plans and plans for Contractors are subject to aggregation under this Section 1.05.

1.6 "Applicable Guidance" means as the context requires Code §§83, 409A and 457, Treas. Reg. §1.83, Treas. Reg. §§1.409A-1 through -6, Treas. Reg. §1.457-11, or other written Treasury or IRS guidance regarding or affecting Code §§83, 409A or 457(f), including, as applicable, any Code §409A guidance in effect prior to January 1, 2009.

1.7 "Base Salary" means a Participant's Compensation consisting only of regular salary and excluding any other Compensation.
1.8 "Basic Plan Document" means this Nonqualified Deferred Compensation Plan document.

1.9 "Beneficiary" means the person or persons entitled to receive Plan benefits in the event of a Participant's death.

1.10 "Bonus" means a Participant's Compensation consisting only of bonus and excluding any other Compensation. A Bonus also may be Performance-Based Compensation under Section 1.38.

1.11 "Cause" shall mean personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, conviction of a felony, suspension or removal from office or prohibition from participation in the conduct of DNB's or the Company's (DNB Financial Corporation) affairs pursuant to a notice or other action by any bank regulatory agency having jurisdiction over DNB or the Company, or willful violation of any law, rule or regulation or final cease-and-desist order which in the reasonable judgment of the Board of Directors of the Company will probably cause substantial economic damages to the Company, willful or intentional breach or neglect by Employee of his duties, or material breach of any material provision of this Agreement. For purposes of this paragraph, no act, or failure to act on Employee's part shall be considered "willful" unless done, or omitted to be done, by him without good faith and without reasonable belief that this action or omission was in the best interest of DNB or the Company, as the case may be; provided that any act or omission to act by Employee in reliance upon an approving opinion of counsel to DNB or the Company, as the case may be, or counsel to the Employee shall not be deemed to be willful. The terms "incompetence" and "misconduct" shall be defined with reference to standards generally prevailing in the banking industry. In determining incompetence and misconduct, the Company shall have the burden of proof with regard to the acts or omission of Employee and the standards prevailing in the banking industry.

1.12 "Change in Control" means, as to an Employer which is a corporation, a change: (i) in the ownership of the Employer (acquisition by one or more persons acting as a group of more than 50% of the total voting power or fair market value of the Employer); (ii) in the effective control of the Employer (acquisition or acquisition during a 12-month period ending on the date of the latest acquisition, by one or more persons acting as a group of 30% or more of the total voting power of the Employer or replacement of a majority of the members of the board of directors of the Employer [described below, but including only the entity for which no other corporation is a majority shareholder] during any 12-month period by directors not endorsed by a majority of the board before the appointment or election); or (iii) in the ownership of a substantial portion of the assets of the Employer (acquisition or acquisition during a 12-month period ending on the date of the latest acquisition, by one or more persons [other than related persons described in Treas. Reg. §1.409A-3(i)(5)(vii)(B)] acting as a group of assets with a total gross fair market value of 40% or more of the total gross fair market value of all assets of the Employer immediately before such acquisition or acquisitions), each within the meaning of Treas. Reg. §1.409A-3(i)(5) or in Applicable Guidance. For this purpose, the Employer includes the Employer, the corporation which is liable for the payment of the Deferred Compensation, a majority shareholder (more than 50% of total fair market value and voting power) of the foregoing or a corporation in a chain of corporations in which each is a majority owner of another corporation in the chain, ending in the Employer or in the corporation that is liable for payment of the Deferred Compensation, all in accordance with Treas. Reg. §1.409A-3(i)(5)(ii). An event constituting a Change in Control must be objectively determinable and any certification thereof by the Employer or its agents may not subject to the discretion of such person. For purposes of applying this Section 1.11, stock ownership is determined in accordance with Code §318(a) as modified under Treas. Reg. §1.409A- 3(i)(5)(iii). The Employer in its Adoption Agreement will elect whether a Change in Control includes any or all the events described in clauses (i), (ii) or (iii) and also may elect to increase the percentage change required under any such event to constitute a Change in Control. Pending the issuance of Applicable Guidance as to the application of the Change in Control provisions to partnerships (or other non-corporate entities), if the Employer elects in its Adoption Agreement to permit Change in Control as a payment event, the Employer will apply clauses (i) and (iii) and clause (ii) as it relates to a change in the composition of the board of directors by analogy in accordance with Treas. Reg. §1.409A, Preamble, III.G and Notice 2007-86.

1.13 "Change in the Employer's Financial Health" means an adverse change in the Employer's financial condition as described in Applicable Guidance.
1.14 "Code" means the Internal Revenue Code of 1986, as amended.

1.15 "Commissions" means Compensation or portions of Compensation consisting of Sales Commissions or of Investment Commissions. See Section 2.02(B)(5).

(A) Sales Commissions. Sales Commissions means Compensation or portions of Compensation a Participant earns if: (i) a substantial portion of Participant's services to the Employer consists of the direct sale of a product or a service to a customer that is not related or treated as related to the Employer or to the Participant (under Treas. Reg. §§1.409A-1(f)(2)(ii) and (iv)); (ii) the Compensation the Employer pays to the Participant consists either of a portion of the purchase price for the product or service or of an amount substantially all of which is calculated by reference to volume of sales; and (iii) payment is either contingent upon the Employer receiving payment from an unrelated customer (as described in clause (i) above) for the product or services or, if consistently applied as to all similarly situated service providers, is contingent upon the closing of a sales transaction and such other requirements as the Employer may specify before the closing of the sales transaction.

(B) Investment Commissions. Investment Commissions means Compensation or portions of Compensation a Participant earns if: (i) a substantial portion of the Participant's services to the Employer to which the Compensation relates consists of sales of financial products or other direct customer services to a customer that is not related or treated as related to the Employer or to the Participant (under Treas. Reg. §§1.409A-1(f)(2)(ii) and (iv)) as to customer assets or customer asset accounts; (ii) the customer retains the right to terminate the relationship and to move or liquidate the assets or asset accounts without undue delay (but subject to a reasonable notice period); (iii) the Compensation is based on a portion of the value of the overall assets or asset account balance, substantially all of the Compensation is calculated by reference to the increase in value of the overall assets of account balance, or both; and (iv) the value of the overall assets or account balance and Investment Commissions are determined at least annually.

(C) Related Customer Commissions. This Section 1.15 also applies to Sales Commissions and to Investment Commissions involving a related customer provided: (i) the Employer as to unrelated customers makes substantial sales or provides substantial services giving rise to Commissions; and (ii) the sales, service and Commission arrangements with the related customer are bona fide, arise from the Employer's ordinary course of business and are substantially the same, in terms and in practice, as those terms and practices that apply to unrelated customers to which substantial sales are made or substantial services are rendered.
1.16 "Compensation"

(A) Employees. Compensation means as to an Employee, gross W-2 compensation. "W-2 Compensation"  means  wages  for  Federal  income  tax  withholding  purposes,  as  defined  under Code §3401(a), plus all other payments to an Employee in the course of the Employer's trade or business, for which the Employer must furnish the Employee a written statement under Code §§6041, 6051 and 6052, disregarding any rules limiting the remuneration included as wages under this definition based on the nature or location of the employment or service performed. "Gross W-2 compensation" means W-2 compensation plus all amounts excludible from a Participant's gross income under Code §§125,132(f)(4), 402(e)(3), 402(h)(2), 403(b), and 408(p), contributed by the Employer, at the Participant's election, to a cafeteria plan, a qualified transportation fringe benefit plan, a 401(k) arrangement, a SEP, a tax sheltered annuity, or a SIMPLE plan.

(B) Contractors. Compensation as to a Contractor means all payments by the Employer to the Contractor for services during a Taxable Year.

(C) Modifications. The Employer in its Adoption Agreement will elect whether to modify the definition of Compensation. The Employer may modify the definition of Compensation or may specify a different definition of Compensation either as to Employees, as to Contractors or both.

1.17 "Contractor" means a person or entity providing services to the Employer (not as an Employee) as described in Treas. Reg. §1.409A-1(f)(1) and which for any Taxable Year of the Contractor that the Contractor is on the cash receipts and disbursements method of accounting for Federal income tax purposes. A person serving on a board of directors is a Contractor as to Compensation for such service without regard to whether the person is an Employee for other purposes. A Contractor is not subject to this Plan or to Code §409A if in the Taxable Year in which the Legally Binding Right to Compensation arises: (i) the Contractor is actively engaged in the trade or business of performing services other than as an Employee or as a director (or similar position as to a non-corporate Employer); (ii) the Contractor provides significant services to the Employer and to at least one other unrelated service recipient, where the Contractor, the Employer and the other service recipient(s) are all unrelated to each other within the meaning of Treas. Reg. §§1.409A-1(f)(2)(i)(B) and (C) as applicable; and (iii) the services are not "management services" within the meaning of Treas. Reg. §1.409A-1(f)(2)(iv). For purposes of clause (ii), "significant services" means as described in Treas. Reg. §1.409A-1(f)(2)(iii). This Plan and Code §409A also do not apply to certain other "related" Contractor services as described in Treas. Reg. §1.409A- 1(f)(2)(v).

1.18 "Disability" except as the Plan otherwise provides means a condition of a Participant who by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months: (i) is unable to engage in any substantial gainful activity; or (ii) is receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering Employees. The Employer in its Adoption Agreement will elect whether Disability includes all impairments constituting Disability under this Section 1.18, or only certain specified Disabilities which satisfy the foregoing definition. The Employer will determine whether a Participant has incurred a Disability based on its own good faith determination and may require a Participant to submit to reasonable physical and mental examinations for this purpose. A Participant will be deemed to have incurred a Disability if: (i) the Social Security Administration or Railroad Retirement Board determines that the Participant is totally disabled; or (ii) the applicable insurance company providing disability insurance to the Participant under an Employer sponsored disability program determines that a Participant is disabled under the insurance contract definition of disability, provided such definition complies with the definition in this Section 1.18.

1.19 "Deferred Compensation" means the Participant's Account Balance attributable to Elective Deferrals and Employer Contributions and includes Earnings on such amounts except where the Plan otherwise provides. "Compensation Deferred" is Compensation that the Participant or the Employer has deferred under this Plan. Compensation is Deferred Compensation if: (i) under the terms of the Plan and the relevant facts and circumstances, the Participant has a Legally Binding Right to Compensation during a Taxable Year that the Participant has not actually or constructively received and included in gross income; and (ii) pursuant to the Plan terms, the Compensation is or may be payable to or on behalf of the Participant in a later Taxable Year. Deferred Compensation includes Separation Pay paid pursuant to a Separation Pay Plan except as otherwise described in Treas. Reg. §1.409A-1(b)(9) relating to certain excluded Involuntary or Voluntary Separation from Service or Window Programs and certain reimbursements, medical benefits, in-kind benefits and limited payments. Deferred Compensation excludes certain "short-term deferrals" and all other items described in Treas. Reg. §§1.409A-1(b)(3), (4), (5), (6), (8), (10), (11) and (12) or in other Applicable Guidance.

1.20 "Earnings" means earnings, gain or loss applicable to a Participant's Account provided that such amounts reflect actual predetermined investments or notional amounts which do not exceed a reasonable rate of interest. Amounts credited to an Account that do not reflect actual predetermined investments or a reasonable rate of interest are Deferred Compensation and are not Earnings. For purposes of making the determination of whether an amount is Earnings or is Deferred Compensation, the principles of Treas. Reg. §31.3121(v)(2)-1(d)(2) apply.

1.21 "Effective Date" of the Plan is the date the Employer specifies in the Adoption Agreement, but which is not earlier than January 1, 2009 unless the Employer specifies an earlier date. If this Plan restates a Plan (written or otherwise) which was in effect before January 1, 2009, for periods before January 1, 2009, as to 409A Amounts, the standards and transition rules in effect under Applicable Guidance applies. See for example, Notice 2007-86.

1.22 "Elective Deferral" means Compensation a Participant elects to defer into the Participant's Account under the Plan.

1.23 "Elective Deferral Account" means the portion of a Participant's Account attributable to Elective Deferrals and Earnings thereon.

1.24 "Employee" means a person providing services to the Employer as a common law employee (and not as a Contractor) as described in Treas. Reg. §1.409A-1(f)(1) and who, for any Taxable Year of the Employee, is on the cash receipts and disbursements method of accounting for Federal income tax purposes.

1.25 "Employer" means the person or entity: (i) receiving the services of the Participant (even if another person pays the Deferred Compensation); (ii) with respect to whom the Legally Binding Right to Compensation arises; and (iii) who or which executes an Adoption Agreement establishing the Plan. The Employer includes all persons with whom the Employer would be considered a single employer under Code §§414(b) or (c). In the case of an Ineligible 457 Plan, Employer means a State or a Tax-Exempt Organization. For purposes of this Plan, "Employer" means "service recipient" as that term in used in Treas. Reg. §1.409A-1 through -6.

1.26 "Employer Contribution" means amounts the Employer contributes or credits to an Account under the Plan, including Nonelective Contributions and Matching Contributions but not including Elective Deferrals.

1.27 "Employer Contribution Account" means the portion of a Participant's Account attributable to Employer Contributions and Earnings thereon.
1.28 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

1.29 "409A Amount" means: (i) any Compensation Deferred prior to January 1, 2005, unless such Deferred Compensation is a Grandfathered Amount; and (ii) any Compensation Deferred in Taxable Years beginning after December 31, 2004. In determining 409A Amounts, the rules of Section 1.05 regarding Aggregated Plans apply.

1.30 "Grandfathered Amount" means an amount of Deferred Compensation hereunder as to which, prior to January 1, 2005, a Participant: (i) had a Legally Binding Right to be paid Deferred Compensation; and (ii) was Vested. However, if the Employer after October 3, 2004, materially modifies the Plan as described in Treas. Reg. 1.409A-6(a)(4), then such amount ceases to be a Grandfathered Amount. In determining Grandfathered Amounts, the rules of Section 1.05 regarding Aggregated Plans apply.

1.31 "Ineligible 457 Plan" means this Plan which is subject to Code §457(f) and that is not an eligible 457 plan under Code §457(b).

1.32 "Legally Binding Right" means, in reference to Compensation, the grant by the Employer to the Participant of an enforceable right (under contract, statute or other applicable law) to Compensation where, after the Participant has performed the services which created the Legally Binding Right, the Compensation is not subject to unilateral reduction or elimination by the Employer or any other person. The Employer, based on the facts and circumstances and in accordance with Treas. Reg. §1.409A-1(b)(1), will determine: (i) whether a Legally Binding Right exists; or (ii) whether a Legally Binding Right does not exist on account of the existence of negative discretion which has substantive significance to reduce or eliminate the Compensation. Negative discretion does not exist where the Participant has effective control over the person with the negative discretion, has effective control over any portion of compensation of the decision maker or is a family member of the decision maker (within the meaning of Code §267(c)(4) applied as if the family of an individual includes the spouse of any member of the family). Compensation is not subject to unilateral reduction or elimination merely because: (i) it may be reduced or eliminated by operation of objective Plan terms, such as a Substantial Risk of Forfeiture; (ii) the Compensation is determined under a formula that provides for an offset based on benefits provided under another plan, including a qualified plan; or (iii) benefits are reduced on account of actual or notional investment losses, or, in a final average pay plan, because of subsequent decreases in compensation.

1.33 "Matching Contribution" means a fixed or discretionary Employer contribution made with respect to a Participant's Elective Deferral.

1.34 "Matching Contribution Account" means the portion of a Participant's Account attributable to Matching Contributions and Earnings thereon.

1.35 "Nonelective Contribution" means a fixed or discretionary Employer Contribution that is unrelated to a Participant's Elective Deferrals.

1.36 "Nonelective Contribution Account" means the portion of a Participant's Account attributable to Nonelective Contributions and Earnings thereon.

1.37 "Participant" means an Employee or Contractor the Employer designates under Adoption Agreement Section 2.01 or in Exhibit "B" to the Adoption Agreement to participate in the Plan. For purposes of this Plan, "Participant" means a "service provider" as that term is used in Treas. Reg. 1.409A- 1 through-6, who is a participant in the Plan. A reference herein to "service provider" means another service provider to the Employer, whether or not that person is a Participant.

1.38 "Performance-Based Compensation" means Compensation (including a Bonus) where the amount of, or entitlement to, the Compensation is contingent on satisfaction of preestablished organizational or individual performance criteria relating to a performance period of at least 12 consecutive months. The Employer must establish the organizational or individual performance criteria in writing not later than 90 days after commencement of the performance period and the outcome must be substantially uncertain at the time that the Employer establishes the performance criteria. The Employer may establish performance criteria without the necessity of action by its shareholders, board of directors, compensation committee or similar entities in the case of a non-corporate Employer. Performance-Based Compensation does not include any amount that will be paid regardless of performance or that will be paid based on a level of performance that is substantially certain to be met at the time the criteria are established. If the Plan will pay the Participant's Performance-Based Compensation in the event of the Participant's death or disability or if a Change in Control occurs, without regard to whether the performance criteria have been satisfied, the Compensation is not Performance-Based Compensation (and therefore is not entitled to the election timing under Section 2.02(B)(4)) if payment occurs as a result of any of such events. "Disability" for purposes of this Section 1.37 means any medically determinable physical or mental impairment resulting from the Participant's inability to perform the duties of his/her position or of any substantially similar position, where such impairment can be expected to result in death or to last for a continuous period of not less than 6 months. Performance-Based Compensation does not include an amount of Compensation which is based on a specified number of shares of stock multiplied by the share price at the end of the performance period, but may include an amount of Compensation based on an increase in share price over the performance period or which is not payable unless the share price is at or above a specified price. Performance-Based Compensation may be based on subjective performance criteria provided: (i) the criteria are bona fide and relate the Participant's performance, a group of service providers that includes the Participant or a business unit for which the Participant provides services which may include the Employer; and (ii) the person who decides whether the subjective performance criteria have been met is someone  other  than  the  Participant,  the  Participant's  family  member  (within  the  meaning  of  Code §267(c)(4) applied as if the family of an individual includes the spouse of any member of the family), or a person under the effective control of the Participant or such a family member. In addition, the decision maker's compensation may not be controlled in whole or in part by the Participant or such a family member. The Employer will determine the status of Compensation as Performance-Based Compensation in accordance with Treas. Reg. §1.409A-1(e) and Applicable Guidance.

1.39 "Plan" means the Nonqualified Deferred Compensation Plan of the Employer established by and including the Adoption Agreement, the Basic Plan Document, the Trust, if any, and all notices, forms, elections and other written documentation to which the Plan refers. The Employer will set forth the name of the Plan in its Adoption Agreement. For purposes of applying Code §409A requirements this Plan, as the Employer elects in its Adoption Agreement, is an Elective Deferral Account Balance Plan, an Employer Contribution Account Balance Plan or both, or is a Separation Pay Plan. This Plan does not constitute: (i) a Code §401(a) plan with an exempt trust under Code §501(a); (ii) a Code §403(a) annuity plan; (iii) a Code §403(b) annuity; (iv) a Code §408(k) SEP; (v) a Code §408(p) Simple IRA; (vi) a Code §501(c)(18) trust to which an active participant makes deductible contributions; (vii) a Code §457(b) plan; or (viii) a  Code §415(m) plan.
1.40 "Retirement Age" means the date (if any) the Employer elects in the Adoption Agreement.
1.41 "Separation from Service"

(A) Employees. Separation from Service means in the case of an Employee, the Employee's termination of employment with the Employer whether on account of death, retirement, Disability or otherwise.

(1) Insignificant or Significant Service/Presumptions. The Employer will determine whether an Employee has terminated employment (and incurred a Separation from Service) based on whether the facts and circumstances as described in Treas. Reg. §1.409A-1(h)(1)(ii). An Employee incurs a Separation from Service if the parties reasonably anticipate, based on the facts and circumstances, the Employee will not perform any additional services after a certain date or that the level of bona fide services (whether performed as an Employee or as a Contractor) will permanently decrease to no more than 20% of the average level of bona fide services performed (whether performed as an Employee or as a Contractor) over the immediately preceding 36-month period (or, if less, the period the employee has rendered service to the Employer) ("average prior service"). An Employee is presumed to have incurred a Separation from Service if the Employee's service level decreases to 20% or less than the average prior service and an Employee is presumed to not have incurred a Separation from Service if the Employee's service level continues at a rate which is 50% or more of the average prior service. No presumption applies where the Employee's service level is more than 20% and less than 50% of the average prior service.

(2) Effect of Leave. An Employee does not incur a Separation from Service if the Employee is on military leave, sick leave, or other bona fide leave of absence if such leave does not exceed a period of 6 months, or if longer, the period for which a statute or contract provides the Employee with the right to reemployment with the Employer. If a Participant's leave exceeds 6 months but the Participant is not entitled to reemployment under a statute or contract, the Participant incurs a Separation from Service on the next day following the expiration of 6 months. A leave of absence constitutes a bona fide leave of absence for this Section 1.41 only if there is a reasonable expectation that the Employee will return to perform services for the Employer. Where a leave of absence is due to any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of at least 6 months, and where the Participant cannot perform his/her duties or the duties of any substantially similar position, in determining when a Separation from Service occurs, the above 6-month period is 29 months unless the Employer or the Employee terminate the leave sooner. For purposes of determining average prior service under Section 1.40 (A)(1), during a paid leave of absence which is not a Separation From Service, the Employee is treated as rendering bona fide services at a level that would have been required to earn the amount paid during the leave. If the leave of absence is unpaid, the leave period is disregarded in determining average prior service.

(3) Alternative Definition. In lieu of applying Section 1.40(A)(1), the Employer or Participant in an initial payment election or in a change payment election may elect a percentage of reduced bona fide services resulting in a Separation from Service which percentage must be greater than 20% and less than 50% of prior average service, determined over the immediately preceding 36 months.

(B) Contractors. Separation from Service, in the case of a Contractor, means the expiration of the contract (or all contracts) under which the Contractor performs services for the Employer provided that the expiration constitutes a good-faith and complete termination of the contractual relationship between the Contractor and the Employer. A good-faith and complete termination does not occur if the Employer anticipates a renewal of the service contract or the Employer anticipates the Contractor becoming an Employee. The Employer anticipates the renewal of the contract if the Employer intends to contract again for the services provided under the expired contract and neither the Employer nor the Contractor has eliminated the Contractor as a possible provider of such additional services. The Employer is deemed to intend renewal of the Contractor's expired contract if renewal is conditioned only upon incurring a need for services, the Employer's ability to pay for the services, or both. See Section 4.01(E) as to Contractor "deemed" Separation from Service provisions.

(C) Involuntary Separation from Service (including for "good reason"). "Involuntary Separation from Service" means a Separation from Service due to the Employer's independent exercise of unilateral authority to terminate the Participant's services (other than due the Participant's implicit or explicit request), where the Participant was willing and able to continue performing services for the Employer. Involuntary Separation from Service may include the Employer's failure to renew the service contract at the time the contract expires provided that the Participant was willing and able to execute a new contract on substantially the same terms and conditions as the expiring contract and to continue providing such services. The Employer will make the determination as to whether an Involuntary Separation from Service has occurred based on all of the facts and circumstances and in accordance with Treas. Reg. §1.409A-1(n). For this purpose, a Participant's voluntary Separation from Service is treated as an Involuntary Separation from Service if it is for "good reason" as described in Treas. Reg. §§1.409A-1(n)(2). A Separation from Service is deemed to be for a good reason if it occurs during a limited period not to exceed 2 years following the initial existence of the following without the Participant's consent: (i) a material reduction in the Participant's base compensation (including Base Salary); (ii) a material reduction in the Participant's authority, duties or responsibilities; (iii) a material reduction in the authority, duties or responsibilities of the Participant's supervisor, including a change in the Participant's reporting responsibilities to a lower level than the board of directors or similar authority in a non-corporate entity; (iv) a material reduction in the Participant's budget; (v) a material change in the location at which the Participant renders service;  or (vi) any other action or inaction that constitutes the Employer's material breach of the agreement under which the Participant provides services to the Employer. In addition, to be a deemed "good reason" the amount, time and form of payment upon Separation from Service must be substantially identical to the amount payable upon an actual Involuntary Separation from Service, if such right exists, and the Participant must provide notice to the Employer within 90 days of the initial existence of the condition and afford the Employer at least 30 days to remedy the condition without having to pay the Compensation.

(D) Voluntary Separation from Service. "Voluntary Separation from Service" means a Separation from Service which is not an Involuntary Separation from Service under Section 1.41(C).

(E) "Employer" for Purposes of Separation Rules. The "Employer" for purposes of applying this Section 1.41 (determining Separation from Service under the Plan) means as defined under Section 1.25 but by applying 50% in lieu of 80% in applying Code §§414(b) and (c). The Employer in lieu of applying the previous sentence may elect in its Adoption Agreement to use a percentage equal to not less than 20% and not more than 80% in determining related employers under Code §§414(b) and (c); provided that the Employer may not elect to apply a percentage which is less than 50% unless there are legitimate business criteria for doing so.

(F) Dual Capacity. If a Participant renders service to the Employer both in the capacity as an Employee and as a Contractor (or changes status from Employee to Contractor or vice versa), the Participant must incur a Separation from Service in both capacities to constitute a Separation from Service. For this purpose, if a Participant renders service both as an Employee and as a member of the Employer's board of directors (or an analogous position in the case of a non-corporate Employer) the director services (or  the Employee services if this Plan relates to director services) are disregarded in determining whether the Participant has incurred a Separation from Service as to this Plan provided that the plans are not Aggregated Plans.

(G) Certain Asset Sales. In accordance with and subject to Treas. Reg. §1.409A-1(h)(4), if the Employer sells its assets to an unrelated party purchaser where the Participants otherwise would incur a Separation from Service and where such Participants will provide services to the purchaser after the sale closing, the Employer and the purchaser retain discretion no later than the asset sale closing date to specify in writing whether the Participants will incur a Separation from Service. In making such determination, the Employer and the purchaser must treat all affected Participants consistently.

(H) Collectively Bargained Multiple Employer Plan. If the Plan is established pursuant to a bona fide collective bargaining agreement covering services rendered for multiple employers, the Employer (which for this purpose means the employer which executes the Adoption Agreement) in its Adoption Agreement may elect to define Separation from Service in a reasonable manner that treats an Employee as not having separated during periods in which the Employee is not providing services covered by the collective bargaining agreement but is available to do so for one or more employers. However, such alternative definition must also provide that the Employee is deemed to have incurred a Separation from Service at a specified date not later than the end of any period of at least 12 consecutive months during which time the Employee has not provided any service covered by the collective bargaining agreement to any participating employer. The Employer will apply this section in accordance with the requirements of Treas. Reg. §1.409A-1(h)(6).

1.42 "Separation Pay" means any Deferred Compensation (applied before application of any exclusion applicable to Separation Pay Plans under Treas. Reg. §1.409A-1(b)(9)) that will not be paid under any circumstances unless the Participant incurs a Separation from Service, whether voluntary or involuntary, including payments in the form of reimbursements for expenses incurred and provision of in- kind benefits. Deferred Compensation that a Participant may receive without incurring a Separation from Service is not Separation Pay merely because the Participant elects to receive or receives payment upon or after Separation from Service. Deferred Compensation does not fail to constitute Separation Pay merely because the Participant must execute a release of claims, noncompetition agreement or nondisclosure agreement or is subject to similar requirements. Any amount or entitlement that acts as a substitute for, or replacement of, Deferred Compensation is a payment of Deferred Compensation and is not Separation Pay.

1.43 "Separation Pay Plan" means any plan that provides for Separation Pay, including the portion of any plan that provides for Separation Pay, under Treas. Reg. §§1.409A-1(m). The Employer in its Adoption Agreement will elect whether this Plan is a Separation Pay Plan and will elect whether the plan pays benefits in the event of Involuntary Separation from Service, Voluntary Separation from Service, pursuant to a Window Program or a combination thereof.

1.44 "Service Year" means a Participant's Taxable Year in which the Participant performs services which give rise to Compensation. A "service period" or "performance period" means a Service Year or such other period in which a Participant performs services for the Employer giving rise to Compensation.
1.45 "Specified Employee" means a Participant who is a key employee as described in Code §416(i)(1)(A), disregarding paragraph (5) thereof and using compensation as defined under Treas. Reg. §1.415(c)-2(a). However, a Participant is not a Specified Employee unless any stock of the Employer is publicly traded on an established securities market or otherwise and the Participant is a Specified Employee on the date of his/her Separation from Service. If a Participant is a key employee at any time during the 12 months ending on the Specified Employee identification date, the Participant is a Specified Employee for the 12 month period commencing on the Specified Employee effective date. The Specified Employee identification date is December 31. The Specified Employee effective date is the April 1 following the Specified Employee identification date. The Employer, in determining whether this Section 1.45 and all related Plan provisions apply, will determine whether the Employer has any publicly traded stock as of the date of a Participant's Separation from Service. In the case of certain corporate transactions (a merger, acquisition, spin-off or initial public offering), or in the case of nonresident alien Employees, the Employer will apply the Specified Employee provisions of the Plan in accordance with Treas. Reg. §1.409A-1(i) and other Applicable Guidance. Notwithstanding the foregoing, the Employer in its Adoption Agreement, and in accordance with Treas. Reg. §1.409A-1(i) and other Applicable Guidance, may make the following elections: (i) use of any Code §415 definition of compensation for Specified Employee determination; (ii) designation of an alternative Specified Employee identification date; (iii) designation of an alternative Specified Employee effective date; (iv) use of an alternative method to identify Participants who will be subject to the 6 month delay rule in Section 4.01(D); (v) certain elections in the context of corporate transactions; and (vi) certain elections regarding nonresident alien Employees. The Employer's election under clauses (ii) or (iii) regarding an identification date or effective date made on or before December 31, 2007, applies to any Separation from Service occurring on or after January 1, 2005, unless the Employer subsequently changes the identification date and/or effective date. Such elections are effective as of the date that all necessary corporate action has been taken to make the election binding as to all nonqualified deferred compensation plans in which service providers of the Employer who would become a Specified Employees participate. The Employer must apply all such elections consistently as to all service providers. The Employer will apply the Specified Employee provisions of the Plan, including the elections described in this Section 1.45, in accordance with Treas. Reg. §1.409A-1(i) and other Applicable Guidance.

1.46 "Specified Time or Fixed Schedule" means, in reference to a payment of Deferred Compensation, the Employer, at the time of the deferral of the Compensation can objectively determine: (i) the amount payable; and (ii) the payment date or dates. An amount is objectively determinable if the deferral election specifically identifies the amount or if the Employer can determine the amount at the time it is due pursuant to an objective, nondiscretionary formula specified at the time of deferral.

(A) Dates and Period(s). A payment is scheduled to occur at a specified time if it is a lump sum payment on a specific date, or a specific, objectively determinable date, including following the lapse of a substantial risk of forfeiture. A payment is scheduled to occur on a fixed schedule if it is a series of payments (which may include an annuity or a series of installments) payable on specific dates or on objectively determinable specific dates including following the lapse of a substantial risk of forfeiture. The designation of a Taxable Year of the Participant, or a defined period within a Taxable Year of the Participant, in which payment will occur is adequate designation of a specific date. For purposes of Sections 4.02 and 4.05, if the date specified is only a designated Taxable Year of the Participant, or a period of time during such a Taxable Year, the date specified under the plan is treated as the first day of such Taxable Year or the first day of the period of time, as applicable.

(B) Limitations and Link to Employer Receipts. A Fixed Schedule may include certain: (i) limitations on the amount payable at a specified time of during a specified period expressed either as a stated limit or based on an objective nondiscretionary formula; and (ii) payment schedules based on the timing of payments received by the Employer as described in Treas. Reg. §§1.409A-3(i)(1)(ii) and (iii) and other Applicable Guidance.

(C) Tax Gross-Up Payments. A Specified Time or Fixed Schedule may include tax gross-up payments made by the end of the Participant's Taxable Year which follows the Taxable Year in which the Participant remits the related taxes resulting from compensation paid or made available to the Participant by the Employer, as described in Treas. Reg. §1.409A-3(i)(1)(v) and other Applicable Guidance.

1.47 "State" means: (i) one of the fifty states of the United States or the District of Columbia, or (ii) a political subdivision of a State, or any agency or instrumentality of a State or its political subdivision. A State does not include the Federal government or an agency or instrumentality thereof.
1.48 "Substantial Risk of Forfeiture"

(A) 409A Amounts. Substantial Risk of Forfeiture means as to 409A Amounts, and other than for purposes of application of Code §457(f), Compensation which is payable conditioned: (i) on the performance of substantial future services by any person including the Participant; or (ii) on the occurrence of a condition related to a purpose of the Compensation, and where under clause (i) or (ii) the possibility of forfeiture is substantial. A condition related to the purpose of the Compensation relates to the Participant's performance for the Employer or to the Employer's business activities or organizational goals. A Substantial Risk of Forfeiture includes conditioning payment on the Participant's Involuntary Separation from Service without cause provided the possibility of not incurring such a Separation from Service is substantial. Except as to payment of Compensation related to a Change in Control, a Substantial Risk of Forfeiture does not include any addition of a condition after a Legally Binding Right to the Compensation arises or any extension of a period during which the Compensation is subject to a Substantial Risk of Forfeiture. Compensation is not subject to a Substantial Risk of Forfeiture merely because payment is conditioned on the Participant's refraining from performing services. Compensation is not subject to a Substantial Risk of Forfeiture beyond the date or time that the Participant otherwise could have elected to receive the Compensation unless  the  present  value of  the  amount  subject  to the Substantial  Risk of Forfeiture (determined without regard to the Substantial Risk of Forfeiture) is materially greater than the present value of the amount that the Participant otherwise could have elected to receive, absent the Substantial Risk of Forfeiture. As such, a Participant's Elective Deferrals generally may not be made subject to a Substantial Risk of Forfeiture if the Participant could have elected to receive an equivalent amount in cash. In addition, Compensation the Participant would receive for continuing to perform service for the Employer (such as through the extension of an employment contract) is disregarded in determining whether the present value of such nonvested payment amount is materially greater than the Compensation which the Participant could have elected to receive presently. In determining whether the possibility of forfeiture is substantial in the case of rights to Compensation granted to a Participant who owns significant voting power or value in the Employer, the Employer in accordance with Treas. Reg. §1.409A-1(d)(3) and Applicable Guidance, will take into account all relevant facts and circumstances.

(B) Grandfathered Amounts. A Substantial Risk of Forfeiture for Grandfathered Amounts is defined in Treas. Reg. §1.83-3(c) and in Notice 2005-1, Q/A-16(b) or in Applicable Guidance.

(C) Ineligible 457 Plan. A Substantial Risk of Forfeiture for purposes of application of Code §457(f) under an Ineligible 457 Plan is described in Code §457(f)(3)(B), Treas. Reg. §1.83-3(c) and Applicable Guidance, including any such Guidance which may apply the same or a substantially similar definition as under Section 1.47(A)

1.49 "Tax-Exempt Organization" means any tax-exempt organization other than: (i) a governmental unit; or (ii) a church or a qualified church-controlled organization within the meaning of Code §§3121(w)(3)(A) and 3121(w)(3)(B).

1.50 "Taxable Year" means as to the Participant, the Participant's taxable year and means as to the Employer, the Employer's taxable year, in each case as the Plan provides or as the context otherwise requires.

1.51 "Trust" means the trust, if any, described in Section 5.03 of the Basic Plan Document and which the Employer in its Adoption Agreement elects to create.

1.52 "Unforeseeable Emergency" means: (i) a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant's spouse, a Beneficiary or the Participant's dependent (as defined in Code §152 but without regard to Code §§152(b)(1), (b)(2) and (d)(1)(B)); (ii) loss of the Participant's property due to casualty; or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant's control. The Employer in its Adoption Agreement will elect whether to permit payment based on a Participant's Unforeseeable Emergency. The Employer will determine whether a Participant incurs an Unforeseeable Emergency based on the relevant facts and circumstances and in accordance with Treas. Reg. §1.409A-3(i)(3) or Applicable Guidance, but in any case, the Plan may not make payment to the extent that the Unforeseeable Emergency may be relieved: (i) through reimbursement or compensation from insurance or otherwise; (ii) by liquidation of the Participant's assets to the extent that such liquidation of assets would not itself cause severe financial hardship; or (iii) by the Participant's cessation of Elective Deferrals under the Plan. The Plan must limit the amount of any payment based on Unforeseeable Emergency to the amount that is reasonably necessary to satisfy the emergency need, which may include amounts necessary to pay any Federal, state, local or foreign income taxes or penalties reasonably anticipated to result from the payment. The Employer in making the determination as to the amount of payment must take into account any additional Compensation available to the Participant upon cancellation of an Elective Deferral election under Section 2.02(D). However, the Employer in determining "necessity" may disregard amounts available as a hardship distribution or a loan from a qualified plan or as an unforeseeable emergency distribution from another nonqualified plan, regardless of whether such amount is 409A Amount or is a Grandfathered Amount. If the Employer in its Adoption Agreement elects to permit payment based on Unforeseeable Emergency, the Employer further will elect whether to permit payment based on all events that will constitute an Unforeseeable Emergency or to limit such events to a subset of specific events which will so qualify. The Employer will not pay a Participant any Deferred Compensation based an Unforeseeable Emergency unless the Participant requests such payment on a form the Employer provides for this purpose, the Employer determines that the payment would qualify under the Plan terms as being based on the Participant's Unforeseeable Emergency, and the Employer in its sole discretion otherwise approves the payment. Neither a Participant's request, or failure to request, an Unforeseeable Emergency payment, nor the Employer's acceptance or rejection of such a request is a change payment election under Section 4.02(B).

1.53 "USERRA" means the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended.

1.54 "Valuation Date" means the last day of each of the Employer's Taxable Year and such other dates as the Employer may determine.

1.55 "Vested" means an amount of Deferred Compensation which is not subject to a Substantial Risk of Forfeiture or to a requirement to perform further services for the Employer. For purposes of determining whether an amount satisfies the vesting requirement for Grandfathered Amounts under Article VII, the definition of Substantial Risk of Forfeiture in Section 1.48(B) applies.

1.56 "Window Program" means a program the Employer establishes in connection with an impending Separation from Service to provide Separation Pay to separated Participants and which program is available only for a period of up to 12 months for Participants who separate during such period or who separate during such period under specified circumstances. A Window Program does not include a program the Employer establishes under which there is a pattern of repeated provision of similar Separation Pay in similar situations for substantially consecutive limited periods of time. Whether a recurrent program constitutes such a pattern depends upon all of the facts and circumstances, including whether the benefits are account of a specific event or condition, the degree to which the separation pay relates to the event or condition and whether the event or condition is temporary or discrete or is a permanent aspect of the Employer's business.

1.57 "Wraparound Election" means as to a Participant who also is a participant in a 401(k) or 403(b) plan of the Employer, an election (or elections, if made separately) to defer compensation under both plans with the result that the Participant will achieve under the 401(k) or 403(b) plan, the maximum amount of elective deferrals and matching contributions, if any, as is permissible under the 401(k) or 403(b) plan terms and under Code §§402(g), 401(k)(3), 401(m), 415 and 414(v). For any Participant's Taxable Year, the maximum amount of Elective Deferrals the Plan will transfer as to the Participant (and corresponding decrease in amounts  of  Compensation Deferred to this Plan)  may not  exceed the Code §402(g) limit (but increased by catch-up contributions under Code §§414(v) and 402(g)(7) for any year in which the Participant is catch-up eligible). For any Participant's Taxable Year, the maximum amount of Matching Contributions the Plan will transfer as to the Participant (and corresponding decrease in amounts of Compensation Deferred to this Plan) may not exceed the maximum amount of matching contributions that would be provided under the 401(k) or 403(b) plan absent any plan-based restrictions which reflect Code limits on qualified plan or 403(b) contributions. Under a Wraparound Election, the Plan promptly following completion of 401(k) or 403(b) plan testing and within any time required under Applicable Guidance, will transfer from the Participant's Account such Elective Deferrals and related Matching Contributions for the Taxable Year (but without Earnings thereon) as are consistent with the Wraparound Election, to the Participant's account under the 401(k) or 403(b) plan to be held and administered in accordance with the 401(k) or 403(b) plan. Any remaining amounts not transferred to the 401(k) or 403(b) plan will remain in and be administered in accordance with this Plan. The Employer in its Adoption Agreement will specify whether a participant may make a Wraparound Election. A Participant will make a Wraparound Election subject to any timing requirements of Applicable Guidance and on a form the Employer provides for this purpose.

1.58 "Year of Service" means the requirements, if any, the Employer specifies in its Adoption Agreement.

II. PARTICIPATION

2.1 Participants Designated. The Employer will designate from time to time in its Adoption Agreement those Employees or Contractors (by name, job title or other classification) who are Participants in the Plan.

2.2 Elective Deferrals. The Employer will specify in its Adoption Agreement whether Participants may elect to make Elective Deferrals to their Accounts.

(A) Limitations. The Employer will specify in its Adoption Agreement any amount limitations or conditions applicable to Elective Deferrals.

(B) Election Form and Timing. A Participant must make his/her Elective Deferral election on an election form the Employer provides for that purpose. The Participant must make the election no later than the latest of the applicable times specified below. The Employer in its Adoption Agreement will elect that a Participant must make and deliver his/her election to the Employer no later than: (i) such applicable time; or (ii) the number of days prior to such applicable time as the Employer sets forth in its Adoption Agreement. The Employer will disregard any Elective Deferral election which is not timely under this Section 2.02(B). See Section 6.04.

(1) General Timing Rule. Except as otherwise provided in this Section 2.02(B), a Participant must deliver to the Employer his/her Elective Deferral election regarding Service Year Compensation no later than the end of the Participant's Taxable Year which is prior to the Service Year.

(2) New Participant/New Plan. As to the Service Year in which an Employee or a Contractor first becomes a Participant (a "newly eligible Participant"), the Participant must make and deliver an Elective Deferral election for that Service Year not later than 30 days after the Employee or Contractor becomes a Participant. All Participants who are eligible to participate on the Effective Date of a new plan are newly eligible Participants as of the Effective Date.

(a) Participant status. For purposes of this Section 2.02(B)(2), an Employee or Contractor is eligible to participate in the Plan at any time during which, under the Plan terms and without further amendment or action by the Employer, the Employee or Contractor is eligible to accrue Deferred Compensation under the Plan (other than Earnings on prior Deferred Compensation), even if the Employee or Contractor has elected not to accrue any such Deferred Compensation (or has made no election).

(b) Changes in status. For purposes of this Section 2.02(B)(2), if a Participant has been paid all Deferred Compensation and on or before the last payment ceases to be eligible to participate in the Plan, but thereafter becomes eligible to participate, the Employee or Contractor is treated as a newly eligible Participant. If a Participant ceases to be eligible to participate, other than as to Earnings, regardless of whether the Participant has been fully paid all Deferred Compensation under the Plan, and subsequently becomes eligible to participate, the Employee or Contractor is treated as a newly eligible Participant provided that the period during which the Employee or Contractor was ineligible was at least 24 months.

(c) Compensation to which election applies. Under this Section 2.02(B)(2), a Participant's election may apply only to Compensation for services the Participant performs subsequent to the date the Participant delivers the election to the Employer. For Compensation that is earned for a specified performance period, including an annual bonus, if the newly eligible Participant makes an Elective Deferral election after the performance period commences, the Employer will pro rate the election by multiplying the performance period Compensation by the ratio of the number of days left in the performance period at the time of the election, over the total number of days in the entire performance period.

(d) Excess benefit plan. For purposes of this Section 2.02(B)(2), if this Plan is an excess benefit plan, an Employee is a newly eligible Participant in the Plan as of the first day of the Employee's Taxable Year immediately following the first year in which he or she accrues a benefit under the Plan. Any election the Employee makes within 30 days following such date applies to any benefits accrued for services provided before the election. An excess benefit plan for purposes of this Section 2.02(B)(2)(d) means a plan under which all Deferred Compensation is attributable to Employer Contributions and is based on the amount the Participant would have accrued under the Employer's qualified plan(s) but for one or more Code limits which apply to the qualified plan(s) over the benefits the Participant actually accrues in such plan(s). Once a Participant has accrued a benefit or deferred Compensation in any year, the Participant is not eligible to use the delayed election in this Section 2.02(B)(2)(d).

(e) Aggregated Plans. All references to the Plan in this Section 2.02(B)(2) include Aggregated Plans. As such, an Employee or Contractor who participates in an Aggregated Plan is not a newly eligible Participant and this Section 2.02(B)(2) does not apply.

(3) Certain Forfeitable Rights. If payment of Deferred Compensation is subject to a condition requiring the Participant to perform services for the Employer for at least 12 months after the Participant obtains the Legally Binding Right to the Compensation to avoid forfeiture of the payment, the Participant may make an Elective Deferral election no later than 30 days after the Participant obtains the Legally Binding Right to the Compensation, provided the Participant makes the election at least 12 months prior to the earliest date on which the service forfeiture condition could lapse. If the Plan provides for a waiver of the service condition upon the Participant's death, Disability or upon a Change in Control, and such event occurs before the end of the 12 month minimum service period, the Participant's elective Deferral election is valid only if the election is timely under the Plan without regard to this Section 2.02(B)(3).

(4) Performance-Based Compensation. As to any Performance-Based Compensation, a Participant may elect no later than 6 months before the end of the performance period to defer such Compensation, provided that the Participant: (i) continuously performs services from the later of the beginning of the performance period or the date the Employer establishes the performance criteria and at least through the date of the Participant's election; and (ii) may not make an election after the Compensation has become readily ascertainable. For purposes of this Section 2.02(B)(4), if the Performance-Based Compensation is a specified or calculable amount, the Compensation is readily ascertainable if and when the amount is first substantially certain to be paid. If the Performance-Based Compensation is not a specified or calculable amount, the Compensation or any portion thereof is readily ascertainable when the amount is first both calculable and substantially certain to be paid. In applying this Section 2.02(B)(4), the Employer will bifurcate any right to payment as between amounts which are readily ascertainable and amounts which are not readily ascertainable.
(5) Commissions.

(a) Sales Commissions. For purposes of election timing under this Section 2.02(B), if Compensation consists of Sales Commissions, the Participant is treated as providing the services giving rise to the Commissions in the Participant's Taxable Year in which the customer remits payment to the Employer, or, if applied consistently to all similarly situated service providers, the Participant's Taxable Year in which the sale occurs.

(b) Investment Commissions. For purposes of election timing under this Section 2.02(B), if Compensation consists of Investment Commissions, the Participant is treated as providing the services giving rise to the Commissions over the 12 months preceding the date as of which the overall value of the assets or the asset accounts is determined for purposes of calculation of the Investment Commissions.

(6) Final Payroll Period. If Compensation is payable after the last day of the Participant's Taxable Year, but is Compensation for the Participant's services during the final payroll period within the meaning of Code §3401(b) (or, as to a Contractor, a period not longer than such period) which contains the last day of the Participant's Taxable Year, the Compensation is treated for purposes of an election under this Section 2.02(B), as Compensation: (i) for the current Taxable Year in which the final payroll period commenced; or (ii) for the subsequent Taxable Year in which the Employer pays the Compensation, as the Employer elects in its Adoption Agreement. This Section 2.02(B)(6) does not apply to Compensation for services performed over any period other than the final payroll period as described herein, including an annual bonus. If the Employer amends its Adoption Agreement after December 31, 2007, to alter the timing rule of this Section 2.02(B)(6), any such amendment may not take effect until 12 months after the later of the date the amendment is executed and is effective.

(7) Separation Pay/Window Program. If the Participant's election relates to Separation Pay (based on voluntary or involuntary Separation from Service) and the Separation Pay is the subject of bona- fide, arm's length negotiations at the time of Separation from Service, the Participant may make an election under this Section 2.02(B) at any time up to the time that the Participant has a Legally Binding Right to the Separation Pay. This Section 2.02(B)(7) does not apply to any Separation Pay to which the Participant obtained a Legally Binding Right before the negotiations at the time of Separation from Service, including a right to payment subject to a condition. If the Separation Pay results from a Window Program, the Participant may make the election at any time up to the time that the Participant's election to participate in the Window Program becomes irrevocable.

(8) Fiscal Year Employer. In the event that the Employer's Taxable Year is a not the same as the Participant's Taxable Year, a Participant may elect to defer Compensation which is co-extensive with one or more of the Employer's consecutive Taxable Years, and no amount of which is paid or payable during the Employer's Taxable Year or Years constituting the period of service, by making an election no later than the end of the Employer's Taxable Year which precedes the Employer's first Taxable Year in which the Participant performs the service for which the Compensation is payable.

(C) Election Changes/ Irrevocability. The Employer in its Adoption Agreement will elect whether a Participant's Elective Deferral election made prior to the Section 2.02(B) deadline becomes irrevocable as to a Taxable Year: (i) following the last day on which a Participant may make an election under Section 2.02(B) for such Taxable Year; or (ii) if earlier, when the Participant makes the election for a Taxable Year. For this purpose, a Participant's Elective Deferral election is considered made when the Employer accepts the election. If the Employer elects to permit changes to an election up to the Section 2.02(B) election deadline, a Participant may make any number of changes to his/her Elective Deferral election during the period prior to the election becoming irrevocable. If the Employer elects in its Adoption Agreement and under Section 2.02(D) that a Participant's election is continuing, the Participant is deemed to have made an irrevocable election as to each Taxable Year on the last day that the Participant could have made an election under Section 2.02(B). As such, the Participant may revoke or modify a continuing election for a Taxable Year up to the date that such election is deemed made and irrevocable for that Taxable Year. A change payment election under Section 4.02(B) or a permissible acceleration under Section 4.02(C)(3) does not render an Elective Deferral election and an accompanying initial payment election under Section 4.02(A) revocable within the meaning of this Section 2.02(C).

(D) Election Duration/Cancellation. As the Employer elects in its Adoption Agreement, a Participant's Elective Deferral election remains in effect: (i) only for the duration of the Taxable Year or Taxable Years for which the Participant makes the election; or (ii) for the duration of the Taxable Year for which the Participant makes the election and for all subsequent Taxable Years unless the Participant executes a subsequent timely election, modification or revocation. A Participant, subject to Plan requirements regarding election timing, may make a new election, or may revoke or modify an existing election effective no earlier than for the next Taxable Year, provided that under Section 4.02(C)(3), the Employer may cancel an existing and otherwise irrevocable election for a Taxable Year at any time following the Participant's receipt of an Unforeseeable Emergency distribution or of a distribution from the Employer's 401(k) plan based upon hardship within the meaning of Treas. Reg. §1.401(k)-1(d)(3).

(E) "Non-Elections" or Deemed Compliance.

(1) Linkage to Qualified or Certain Foreign Plans. The following as described in Treas. Reg. §1.409A-2(a)(9) are not elections under Section 2.02(B): (i) the amount of Compensation Deferred under this Plan is determined under a formula for determining benefits under the Employer's qualified plan or broad-based foreign retirement plan (but applied without regard to Code or foreign law imposed limitations); or (ii) the amount of Compensation Deferred under this Plan is offset by some or all benefits provided under the Employer's qualified plan or broad-based foreign plan and where in either case the amount of Compensation Deferred under the Plan increases on account of changes in the Code or foreign law imposed benefit limitations applicable to the qualified plan or foreign plan, provided in either case such operation does not result in a change in the time or form for payment under this Plan and that the change in the amounts of Compensation Deferred do not exceed the change in amounts deferred under the qualified plan or foreign plan.

(2) Actions/Inactions  (including  Wraparound  Elections).  As  described  in  Treas. Reg. §1.409A-2(a)(9), the following Participant actions or in actions are not elections under Section 2.02(B), even if they result in an increase in Compensation Deferred under the Plan: (i) election or non-election under the Employer's qualified plan or broad-based foreign plan as to receipt of a subsidized or ancillary benefit under such plans; (ii) an amendment of such other plans' benefits to add or remove a subsidized or ancillary benefit or to freeze or limit future accruals under the qualified plan or foreign plan or to reduce existing benefits under the foreign plan; or (iii) a Participant's Wraparound Election, provided in all cases such action or inaction does not result in a change in the time or form for payment under this Plan and that under clauses (i) and (ii) above, the change in the amounts of Compensation Deferred do not exceed the change in amounts deferred under the qualified plan or foreign plan.

(3) Elections under a Cafeteria (125) Plan. As described in Treas. Reg. §1.409A-2(a)(10), -if a Participant who is also a participant in a cafeteria (Code §125) plan of the Employer, changes an election under the cafeteria plan with the result that the amount of Compensation Deferred under this Plan changes on account of an increase or decrease in Compensation under this Plan as a result of the cafeteria plan election, the cafeteria plan election is not an election for purposes of Section 2.02(B).

(4) USERRA Rights. The requirements of Section 2.02(B) are deemed satisfied as to any Elective Deferral election (including an initial payment election) which the Plan provides to satisfy the requirements of USERRA.

(5) Annualizing Recurrent Partial Year Compensation. If a Participant is receiving recurring part-year Compensation, the Participant's election to defer all or a portion of such Compensation to be earned during a particular service period is deemed to satisfy the requirements of Section 2.02(B) if the Participant makes the election before the services giving rise to the Compensation begin and the election does not defer payment of any of such Compensation to a date beyond the last day of the 13th month following the first date of the service period. For purposes of this Section 2.02(E)(5), recurring part-year Compensation means Compensation paid for services rendered as to a position the Participant and the Employer reasonably anticipate will continue on similar terms and on similar conditions in subsequent years, and will require services to be provided in successive service periods, each of which comprises less than 12 months and each of which begins in one Taxable Year of the Participant and ends in the next Taxable Year. This Section 2.02(E)(5) applies only once to Compensation Deferred such that the same amount may not again be treated as recurring part-year Compensation and subject to a second deferral election.

2.3 Nonelective Contributions. The Employer will specify in its Adoption Agreement whether the Employer will or may make Nonelective Contributions to the Plan, and the terms and conditions applicable to any Nonelective Contributions.

2.4 Matching Contributions. The Employer will specify in its Adoption Agreement whether the Employer will or may make Matching Contributions to the Plan, and the terms and conditions applicable to any Matching Contributions.

2.5 Actual or Notional Contribution. The Employer will specify in its Adoption Agreement whether it will make any Employer Contribution as a notional contribution or as an actual contribution. If the Employer establishes the Trust, any Employer Contributions to the Trust will be actual contributions.

2.6 Allocation Conditions. The Employer will specify in its Adoption Agreement any employment or other condition applicable to the allocation of Employer Contributions for a Taxable Year.

2.7 Timing. The Employer may elect to make any Employer Contribution for a Taxable Year at such times as Code §409A or Applicable Guidance may permit. The Employer is not required to contribute any actual contribution (or to post any notional contribution) to an Account at the time that the Employer makes its contribution election.

2.8 Administration. The Employer will administer all Employer Contributions in the same manner as Elective Deferrals, and will treat the Employer's election to make Employer Contributions as an Elective Deferral election, except as the Plan otherwise provides. If the Employer establishes the Trust, the Employer will remit any Elective Deferrals to the Trust and will make any Employer Contributions to the Trust. Any Employer Contribution is not subject to an immediate Participant right to elect a cash payment in lieu of the Employer Contribution and such amounts are payable only in accordance with the Plan terms.

III. VESTING AND SUBSTANTIAL RISK OF FORFEITURE

3.1 Vesting Schedule or other Substantial Risk of Forfeiture. The Employer will specify in its Adoption Agreement any vesting schedule or other Substantial Risk of Forfeiture applicable to Participant Accounts. If the Plan is an Ineligible 457 Plan, the Employer must specify a Substantial Risk of Forfeiture.

3.2 Immediate Vesting on Specified Events. The Employer will specify in its Adoption Agreement whether a Participant's Account is Vested without regard to Years of Service if the Participant Separates from Service on or following Retirement Age, or as a result of death, Disability, or other events.

3.3 Application of Forfeitures. A Participant will forfeit any non-Vested Accrued Benefit (where vesting is based on a service condition) upon Separation from Service. A Participant will forfeit any other non-Vested Accrued Benefit when the condition constituting a Substantial Risk of Forfeiture can no longer be satisfied, such as its expiration date. The Employer will specify in its Adoption Agreement how it will apply Participant forfeitures under the Plan.

IV. BENEFIT PAYMENTS
4.1 Payment Events. The Employer in its Adoption Agreement will specify the Plan permissible payment events as all or some of the following payment events affecting a Participant: (i) Separation from Service; (ii) death; (iii) Disability; (iv) a Specified Time or pursuant to a Fixed Schedule; (v) Change in Control; or (vi) Unforeseeable Emergency. As to payment events (i), (ii),(iii), (v) and (vi), the Plan will pay to the Participant the Vested Accrued Benefit held in the Participant's Account on the applicable payment event or on another specified payment date as provided in Section 4.01(A). Payment will commence at the time and payment will be made in the form and medium specified under Section 4.02. See Section 4.02 as to payment elections, including as to payment events under this Section 4.01.

(A) Payment on Objective and Nondiscretionary (Specified) Payment Date(s). The Plan or an initial payment election or change payment election must provide for a payment date that the Employer, at the time of the payment event, can determine objectively and without the exercise of discretion. Such payment date may, but need not, coincide with a payment event, but any payment date must be on or following and must relate to a Plan payment event.

(1) Payment Schedule as Payment Date. A specified payment date as required under this Section 4.01(A) may include a payment schedule which is objectively determinable and nondiscretionary based on the date of the payment event and that would qualify as a Fixed Schedule if the payment event were a fixed date. An election of a payment schedule must be made at the time of the election of the payment event.

(2) Designation of Year or Other Period. A specified payment date or a specified payment schedule as required under this Section 4.01(A) with regard to any payment event other than a Specified Time or pursuant to a Fixed Schedule may include: (i) a Participant's Taxable Year or Years; or (ii) a designated period of time but only if the designated period both begins and ends within one Taxable Year of the Participant or the designated period is not more than 90 days and the Participant does not have the right to designate the Taxable Year of payment except under a change payment election under Section 4.02(B). For purposes of clause (ii), this includes designation of payment on or before the last date of the designated (maximum 90 day) period but after the payment event occurs.

(3) Deemed Payment Date. If the Adoption Agreement or any such election provides for payment only in a designated Taxable Year or Years, the payment date is deemed to be January 1 of that Taxable Year or Years. If the Adoption Agreement or any such election provides for payment only in a designated period, the payment date is deemed to be the first day in the relevant period.

(B) Payment Event Default. This Section 4.01(B) applies if the Employer in its Adoption Agreement fails to elect one or more payment events described in this Section 4.01, if a Participant or the Employer under Section 4.02 fails to elect one of more payment events where the Adoption Agreement affords them such an election, or if the Employer under Section 4.06 rejects the election and the Participant does not timely file a new election the Employer accepts. In such event, the Plan will pay the affected Participant's Vested Benefit held in the Participant's Account following the earlier of the Participant's Separation from Service or death. See Section 4.02(A)(5) as to the applicable default for the time, form and medium of such payments. If this default provision applies, the default payment is deemed to be an initial payment election under the Plan.

(C) Multiple Payment Events; Sequencing. The Plan or an initial payment election or a change payment election may provide for more than one permissible payment event and may provide for payment upon the earliest or latest of more than one permissible payment event. See Section 4.02(A)(4) as to limitations on the number of time and form of payment elections which may apply to a single payment event. In a Separation Pay Plan, the Plan or any election may provide for any payment only upon Separation from Service (including as a result of death or Disability).

(D) Payment to Specified Employees. Notwithstanding anything to the contrary in the Plan or in a Participant or Employer payment election, the Plan may not make payment based on Separation from Service to a Participant who, on the date of Separation from Service is a Specified Employee, earlier than 6 months following Separation from Service (or if earlier, upon the Specified Employee's death), except as permitted under this Section 4.01(D). This limitation applies regardless of the Participant's status as a Specified Employee or otherwise on any other date including the next Specified Employee effective date had the Participant continued to render services through such date. The Employer, operationally and without any direct or indirect Participant election, will elect whether any payments that otherwise would be payable to the Specified Employee during the foregoing 6 month period: (i) will be accumulated and payment delayed until the first day of the seventh month that is after the 6 month period; or (ii) will be delayed by 6 months as to each installment otherwise payable during the 6 month period. This Section 4.01(D) does not apply to payments made on account of a domestic relations order, payments made because of a conflict of interest, or payment of employment taxes, all as described in Treas. Reg. §1.409A-3(i)(2)(i). This Section 4.01(D) also does not apply to any reimbursement or in-kind benefit which is Separation Pay but which is not Deferred Compensation under Section 1.19.

(E) Deemed Separation of Contractor. The Employer in its Adoption Agreement may elect to apply the special payment timing rules in this Section 4.01(E) as to Contractors. Compliance with this Section 4.01(E) results in the Contractor being deemed to have incurred a Separation from Service under Section 1.41. Under this Section 4.01(E): (i) the Plan will not pay a Contractor's Account, or any portion thereof, before a date that is at least 12 months after the expiration of the contract (or all contracts) under which the Contractor performs services for the Employer; and (ii) no amount payable under clause (i) will be paid to the Contractor if the Contractor (whether as a Contractor or an Employee) performs services for the Employer after the contract(s)' expiration and before the payment date.

4.2 Timing, Form and Medium/ Payment Elections. Unless the Employer under Section 4.02(A) and/or 4.02(B) permits Employer or Participant elections, the Employer (in addition to its election of permissible payment events under Section 4.01) will elect in its Adoption Agreement the permissible: (i) payment timing; (ii) payment form (lump-sum, installments, annuity or other form, including a combination thereof); and (iii) payment medium (cash or property) applicable to Plan Accounts (all of which elections are collectively, "payment elections"). Until the Plan pays a Participant's entire Vested Accrued Benefit, the Plan will continue to credit the Participant's Account with Earnings, in accordance with Section 5.02(A) or Section 5.03(B) as applicable. A permissible payment medium election may, but is not required to be, made at the same time as the initial payment election or change payment election, but must be made a reasonable time before any payment date. No election as to payment medium may change the time or form of payment except in accordance with Section 4.02(B) .

(A) Initial Payment Election. The Employer will elect in its Adoption Agreement: (i) whether a Participant or the Employer may make an initial payment election from the payment events, timing, form and medium options available under the Adoption Agreement or whether there are no Participant or Employer initial payment elections; and (ii) whether any Participant payment election applies to all Account types or only applies to a Participant's Elective Deferral Account. A Participant must make any permissible initial payment election on a form the Employer provides for that purpose.

(1) No elections are a Deemed Initial Election. If the Employer elects in its Adoption Agreement not to provide any Participant or Employer initial payment elections, the elected Adoption Agreement and applicable Plan provisions constitute an initial payment election under the Plan.
(2) Timing.

(a) Participant Election. A Participant must make an initial payment election at the time of the Participant's Elective Deferral election under Section 2.02(B), or in the absence of such an Elective Deferral election but where the Participant may make an initial payment election as to Employer Contributions, within the same time period as such an Elective Deferral election would be permitted.

(b) Employer Election. The Employer must make an initial payment election as to a Participant at the time that the Employer grants a Legally Binding Right to Deferred Compensation to the Participant, or, if later, by the time that the Participant would have had to make such election, if the Plan had permitted the Participant to make such an election. In the case of a newly eligible Participant or a new Plan described under Section 2.02(B)(2), the Employer must make the initial payment election no later than 30 days after the date the Employee or Contractor becomes a Participant and the proration provisions of Section 2.02(B)(2)(c) do not apply to such Employer election.

(3) Future Deferred Compensation and Earnings. A payment election may apply only to the Deferred Compensation that is the subject of the Elective Deferral election or the Employer Contribution or may apply to such Deferred Compensation and to all future Deferred Compensation, as the payment election indicates. A payment election separately may apply to Deferred Compensation and to the Earnings thereon provided that the Plan credits Earnings at least annually.

(4) Limitations on Payment Time and Form; Multiple Payment Events. Except as otherwise provided in this Section 4.02(A)(4), the Plan or a payment election may designate only one time and form of payment for each of the following payment events: Separation from Service, Disability, death or Change in Control.
(a) Disability, Death or Change in Control. In the case of payment in the event of Disability, death or Change in Control, the Plan or payment election may provide for one time and/or method of payment if the event occurs on or before one specified date and may provide for an alternative time and form of payment if the event occurs after the specified date.

(b) Separation From Service. In the case of payment in the event of Separation from Service, the Plan or payment election may provide for an alternative time and form of payment where: (i) Separation from Service occurs within a limited period of time not exceeding two years following a Change in Control; (ii) Separation from Service occurs before or after a specified date or Separation occurs before or after the combination of a specified date and a specified period of service determined under a predetermined, nondiscretionary objective formula or pursuant to the method for crediting service under a qualified plan of the Employer (but not both of the options under clause (ii)); and (iii) Separation from Service which is not described in clause (i) or (ii). However, neither the Plan nor a payment election may provide for a different time and form of payment based on whether Separation from Service is Voluntary or Involuntary or based on the Participant's marital status at the time of Separation from Service.

(c) Unforeseeable Emergency. If the Employer in its Adoption Agreement elects to permit Unforeseeable Emergency as a payment event, a Participant at any time may request payment based on Unforeseeable Emergency by submitting to the Employer a form the Employer provides for this purpose. The Plan will make payment to the Participant within 90 days following the Employer's acceptance of the Participant's Unforeseeable Emergency payment request. If that 90-day period spans more than one Taxable Year of the Participant, the Participant will not have any discretion over the Taxable Year of payment. See Section 1.52 as to additional requirements relating to an Unforeseeable Emergency payment.

(d) Addition, Change or Deletion of Time and Form. The addition, change, or deletion of an alternative time and form of payment (after the initial payment election has become irrevocable) as permitted under this Section 4.02(A)(4) is a change payment election subject to Section 4.02(B) and is subject to Section 4.02(C).

(5) Time, Form and Medium Default. If the Participant or the Employer as applicable has the right to make an initial payment election but fails to do so, or if the Employer rejects the Participant's election under Section 4.06 and the Participant does not make a new timely election the Employer accepts, the Plan will pay the affected Participant's Vested Accrued Benefit attributable to the non-election under this default provision, in a lump-sum cash payment 13 months following the earliest event permitting payment of the Participant's Account under Section 4.01 (including, if applicable, the default payment events under Section 4.01(B)). If this default provision applies, the default payment is deemed to be an initial payment election under the Plan.

(B) Change Payment Election. The Employer will elect in its Adoption Agreement whether the Employer or a Participant may make a change payment election under this Section 4.02(B). If the Plan permits change elections, the Employer in its Adoption Agreement will elect whether to limit the number of change payment elections. If the Plan permits a Participant or the Employer to change existing payment elections (initial or change payment elections) as to any or all Deferred Compensation, including any Plan specified initial payment election or a default payment applicable in the absence of an actual initial payment election, any such change payment election must comply with this Section 4.02(B). A change payment election may add or delete payment events, may delay payment and/or may change the form of payment, provided the change does not result in an impermissible acceleration under Section 4.02(C). The Employer in its Adoption Agreement will elect whether a Beneficiary following a Participant's death may make a change payment election under this Section 4.02(B). A Participant's change of Beneficiary is not a change payment election provided that the time and method of payment is not otherwise changed. See Section 4.02(B)(3) as to changes of Beneficiary where the payment method is a life annuity. A Participant or Beneficiary must make any change payment election on a form the Employer provides for such purpose.

(1) Conditions on Change Payment Elections.

(a) Election Timing/Deferral of Payment. Any change payment election: (i) may not take effect until at least 12 months following the date the change payment election is made; (ii) if the change payment election relates to a payment based on Separation from Service or on Change in Control, or if the payment is at a Specified Time or pursuant to a Fixed Schedule, the change payment election must result in payment being made not earlier than 5 years following the date upon which the payment otherwise would have been made (or, in the case of a life annuity or installment payments treated as a single payment, 5 years from the date the first amount was scheduled to be paid); and (iii) if the change payment election relates to payment at a Specified Time or pursuant to a Fixed Schedule, the Participant or Employer must make the change payment election not less than 12 months prior to the date the payment is scheduled to be made (or, in the case of a life annuity or installment payments treated as a single payment, 12 months prior to the date the first amount was scheduled to be paid).

(b) Application of Other Rules. A change payment election must satisfy the Plan provisions applicable to initial payment elections under Section 4.02(A)(4) regarding time and form elections and multiple payment events and under Section 4.02(A)(3) regarding scope and Earnings. For purposes of application of Section 4.02(A)(4), Section 4.02(B)(1)(a) applies separately as to each payment described under Section 4.02(B)(2) and due upon each payment event.

(c) Rejection. If the Employer under Section 4.06 rejects a Participant or Beneficiary change payment election, the Participant's initial payment election or deemed initial payment election continues to apply unless and until the Participant makes another change payment election which the Employer accepts.

(d)  USERRA Rights. The requirements of Section 4.02(B) are deemed satisfied as to any change payment election which the Plan provides to satisfy the requirements of USERRA. Such elections are not an acceleration under Section 4.02(C).

(2) Definition of "Payment." Except as otherwise provided in Section 4.02(B)(3), a "payment" for purposes of applying Section 4.02(B)(1) is each separately identified amount the Plan is obligated to pay to a Participant on a determinable date and includes amounts paid for the benefit of the Participant. An amount is "separately identified" only if the amount is objectively determinable under a nondiscretionary formula. A payment includes the provision of any taxable benefit, including payment in cash or in-kind. A payment includes, but is not limited to, the transfer, cancellation or reduction of an amount of Deferred Compensation in exchange for benefits under a welfare benefit plan, fringe benefits excludible under Code §§119 or 132, or any other benefit that is excluded from gross income. In the case of a Specified Time or a Fixed Schedule, "payment" for purposes of Section 4.02(B)(1) means as further described in Treas. Reg. §1.409A-3(i)(1).

(3) Life Annuities and Installment Payments.

(a) Life Annuities. A life annuity is treated as a single payment. For purposes of this Section 4.02(B)(3), a "life annuity" is a series of substantially equal periodic payments, payable not less frequently than annually, for the life (or life expectancy) of the Participant, or the joint lives (or life expectancies) of the Participant and of his/her Beneficiary. A change of Beneficiary which occurs before the initial payment of a life annuity is not a change payment election. A change in the form of payment before any annuity payment has been made from one type of life annuity to another with the same scheduled date for the first payment is not subject to the change payment election requirements provided that the annuities are actuarially equivalent applying reasonable actuarial assumptions and that at any given time, the same actuarial assumptions and methods are used to value each annuity. The requirement of actuarial equivalence applies for the duration of the Participant's participation in the Plan such that the annuity payment must be actuarially equivalent at all times for the annuity payment options to be treated as a single time and method of payment. The Plan over time may change actuarial assumptions and methods provided such methods and assumptions are reasonable. The following features are disregarded in determining if the payment is a life annuity but are taken into account in determining if one life annuity is the actuarial equivalent of another: (i) term certain features under which payments continue for the longer of the annuitant's life or for a fixed period of time; (ii) pop-up features under which payments increase upon the death of the Beneficiary or other event which eliminates the survivor annuity; (iii) cash refund features under which there is a payment on the death of the last annuitant in an amount not greater than the excess of the present value of the annuity at the annuity starting state over the total payments before the last annuitant's death; (iv) a feature under which the annuity provides higher periodic payments before the expected commencement of Social Security or Railroad Retirement Act benefits and lower payments after the expected commencement of such benefits, such the combined payments are approximately level before and after the expected commencement date; and (v) features providing for a cost-of-living increase in the annuity payment in accordance with Treas. Reg. §1.401(a)(9)-6, Q & A-14(A)(1) or (2). A joint and survivor annuity does not fail to be actuarially equivalent to a single life annuity solely due to the value of a subsidized survivor benefit provided the annual lifetime annuity to the Participant is not greater than the annual lifetime benefit to the Participant under the single life annuity and the annual survivor annuity benefit is not greater than the annual lifetime annuity to the Participant under the joint and survivor annuity.

(b) Installments. The Employer in its Adoption Agreement will elect whether to treat a series of installment payments which are not a life annuity as a single payment or as a series of separate payments. If the Employer fails to so elect, the Employer must treat the installments as a single payment. Any election to treat installments as separate payments applies at all times with respect to the amount deferred. For purposes of this Section 4.02(B)(3), a "series of installment payments" means payment of a series of substantially equal periodic amounts to be paid over a predetermined number of years, except to the extent that any increase in the payment amounts reflects reasonable Earnings through the date of payment. For this purpose, a series of installment payments over a predetermined period and: (i) a series of installments over a shorter or longer period; and (ii) a series of installments over the same period but with a difference commencement date, are different times and methods of payment and a change in the predetermined period or commencement date is subject to this Section 4.02(B). An installment payment does not fail to be an installment solely because the plan provides for an immediate payment of all remaining installments if the present value of the Deferred Compensation to be paid in the remaining installments falls below a predetermined amount, and the immediate payment in not an acceleration under Section 4.02(C) provided that the payment election establishes this feature, including the predetermined amount triggering immediate payment and that any change to the feature is subject to this Section 4.02(B). If the Plan is a restated Plan, whatever election the Employer made in writing on or before December 31, 2007, applies to any Compensation deferred for the period spanning 2005 through 2007.

(4) Coordination with Anti-Acceleration Rule. The definition of "payment" in Sections 4.02(B)(2) and (3) also applies to Section 4.02(C). A change payment election may change the form of payment to a more rapid schedule (including a change from installments to a lump-sum payment) without violating Section 4.02(C), provided any such change remains subject to the change payment election provisions under this Section 4.02(B).

(5) Multiple Payment Events. If the Plan permits multiple payment events, the change payment election provisions of Section 4.02(B)(1) apply separately as to each payment due upon each payment event. The addition or deletion of a permissible payment event to Deferred Compensation previously deferred is subject to the change election provisions of Section 4.02(B)(1) where the additional event may cause a change in the time or form of payment. However the addition of death, Disability or Unforeseeable Emergency as an "earliest of" payment event is not a change payment election and is not an impermissible acceleration under Section 4.02(C).

(6) Domestic Relations Orders. An election, pursuant to or reflected in a domestic relations order under Code §414(p)(1)(B), by someone other than the Participant, as to payments to a person other than the Participant, is not a change payment election subject to this Section 4.02(B).

(7) Certain Payment Delays not Subject to Change Payment Election Rules. The Employer operationally will elect whether to apply the some or all of the following payment delay provisions. The Employer in applying such provisions must treat all payments to similarly situated service providers on a reasonably equivalent basis. If applicable, these provisions do not result in the Plan failing to provide for payment upon a permissible event as Code §409A requires nor are the delays treated as a change payment election under this Section 4.02(B).

(a) Non-deductible Payment. The Plan may delay payment to a Participant if the Employer reasonably anticipates that the Employer's deduction for the scheduled payment of the Participant's Deferred Compensation will be barred under Code §162(m). In such event, the Plan (without any Participant election as to timing) will pay such Deferred Compensation either in the Participant's first Taxable  Year in  which the Employer  reasonably anticipates  or should reasonably anticipate  that Code §162(m) will not apply or during the period beginning on the date the affected Participant Separates from Service and ending on the later of the last day of the Participant's Taxable Year in which the Separation occurs or the 15th day of the third month following the Separation. If the Employer fails to delay under this Section 4.02(B)(7)(a) all scheduled payments during a Taxable Year which could be so delayed, the Employer's delay of any payment is a change payment election subject to this Section 4.02(B). If the Employer delays payment until the Participant's Separation from Service, the payment is considered as made based on Separation from Service for purpose of application of Section 4.01(D) and payment to a Specified Employee will be made on the date that is six months after Separation from Service.

(b) Securities or Other Laws. The Plan may delay payment to a Participant if the Employer reasonably anticipates that the payment will violate Federal securities law or other applicable law. The Plan will pay such Deferred Compensation at the earliest date at which the Employer reasonably anticipates that the payment will not cause a violation of such laws. For purposes of this Section 4.02(B)(7)(b), a violation of "other applicable law" does not include a payment which would cause inclusion of the Deferred Compensation in the Participant's gross income or which would subject the Participant to any Code penalty or other Code provision.

(c) Change in Control. The Plan may delay payment to a Participant related to a Change in Control and that occur under the circumstances described in Treas. Reg. 1.409A-3(i)(5)(iv).

(d) Other. The Plan may delay payment to a Participant upon such other events as Applicable Guidance may permit.

(8) Extension of Short-Term Deferral. A Participant who, after the deadline for an initial payment election under Section 4.02(A)(2)(a), makes an election to defer payment of an amount which, but for the election, would be a short-term deferral under Treas. Reg. 1.409A-1(b)(4) and not subject to 409A, makes a change payment election subject to this Section 4.02(B) and in applying Section 4.02(B), the Plan treats the scheduled payment date as the date the Substantial Risk of Forfeiture lapses; provided that a Participant making such an election may provide for payment upon a Change in Control without regard to the 5 year requirement under clause (ii) of Section 4.02(B)(1)(a).
(C)	No Acceleration.

(1) General Rule. No person may accelerate the time or schedule of any Plan payment or amount scheduled to be paid under the Plan. For this purpose, the payment of an amount substituted for the Deferred Compensation is a payment of the Deferred Compensation, as provided in Treas. Reg. §1.409A- 3(f).

(2) Not an Acceleration. Certain actions as described in Treas. Reg. §§1.409A-3(j)(1), (2), (3), (5) and (6) are not an acceleration including: (i) certain payments made as a result of an intervening payment event and made in accordance with Plan provisions or pursuant to an initial payment election under Section 4.02(A) or a change payment election under Section 4.02(B); (ii) the Employer's waiver or acceleration of the satisfaction of any condition constituting a Substantial Risk of Forfeiture provided that payment is made only upon a permissible payment event; (iii) the addition of death, Disability or Unforeseeable Emergency as payment events where such addition results in an earlier payment than would have occurred without the addition of such events (iv) an election to change Beneficiaries (including before the commencement of a life annuity) the if the time and form of payment does not change (except where under a life annuity a change in time of payments results solely from the different life expectancy of the new Beneficiary); (v) a decrease in the Compensation Deferred under the Plan as a result of certain linkage to qualified plans or broad-based foreign plans or certain other actions or inactions, including related to Wraparound Elections; or (vi) a change to a cafeteria plan election (under Code §125(d)) resulting in a change in the Compensation Deferred under this Plan.

(3) Permissible Accelerations/ Including Cash-Out. Notwithstanding Section 4.02(C)(1), the Employer in its sole discretion and without any Participant discretion or election, operationally may elect accelerations of the time or schedule of payment from the Plan in any or all of the circumstances described in Treas. Reg. §§1.409A-3(j)(4)(ii) through (xiv). Such circumstances include, but are not limited to, the mandatory lump-sum payment of the Participant's entire Vested Accrued Benefit at any time or only at the time payment will commence (the latter as permitted by Applicable Guidance), provided that the Employer evidences its discretion to make such payment in writing no later than the date of payment, the payment results in the termination and liquidation of the Participant's interest under the Plan and under all Aggregated Plans, and the payment amount does not exceed the applicable dollar amount under Code §402(g)(1)(B). The Employer in applying this Section 4.02(C)(3) must treat all similarly situated service providers on a reasonably equivalent basis. See Section 6.03 as to Plan termination which also results in a permissible acceleration.

4.3 Withholding. The Employer will withhold from any payment made under the Plan and from any amount taxable under Code §409A, all applicable taxes, and any and all other amounts required to be withheld under Applicable Guidance.

4.4 Beneficiary Designation. A Participant may designate a Beneficiary (including one or more primary and contingent Beneficiaries) to receive payment of any Vested Accrued Benefit remaining in the Participant's Account at death. The Employer will provide each Participant with a form for this purpose and no designation will be effective unless made on that form and delivered to the Employer. A Participant may modify or revoke an existing designation of Beneficiary by executing and delivering a new designation to the Employer. In the absence of a properly designated Beneficiary, the Employer will pay a deceased Participant's Vested Accrued Benefit to the Participant's surviving spouse and if none, to the Participant's then living lineal descendants, by right of representation, and if none, to the Participant's estate. If a Beneficiary is a minor or otherwise is a person whom the Employer reasonably determines to be legally incompetent, the Employer may cause the Plan or Trust to pay the Participant's Vested Accrued Benefit to a guardian, trustee or other proper legal representative of the Beneficiary. The Plan's or Trust's payment of the deceased Participant's Vested Accrued Benefit to the Beneficiary or proper legal representative of the Beneficiary completely discharges the Employer, the Plan and Trust of all further obligations under the Plan.

4.5 Payments Treated as Made on Payment Date.

(A) Certain Late Payments. The Plan's payment of Deferred Compensation is deemed made on the Plan required payment date or payment election required payment date even if the Plan makes payment after such date, provided the payment is made by the latest of: (i) the end of the Taxable Year in which the payment is due; (ii) the 15th day of the third calendar month following the payment due date provided that the Participant is not able, directly or indirectly, to designate the Taxable Year of payment; (iii) in case the Employer cannot calculate the payment amount on account of administrative impracticality which is beyond the Participant's control (or the control of the Participant's Beneficiary), in the first Taxable Year of the Participant in which payment is practicable; or (iv) in case the making of the payment on the specified date would jeopardize the Employer's ability to continue as a going concern, in the first Taxable Year of the Participant in which the payment would not have such effect. The Employer may cause the Plan or Trust to pay a Participant's Vested Accrued Benefit on any date which satisfies this Section 4.05(A) and that is administratively practicable following any Plan specified payment date or the date specified in any valid payment election.

(1) Change in Control. In the case of certain Change in Control events, as described in Treas. Reg. §1.409A-3(i)(5)(iv), certain transaction based compensation paid on the same schedule and on the same terms as apply to shareholders generally with respect the Employer's stock or as the payments to the Employer, is treated as paid on the designated payment date. Further, such payments made within 5 years after the Change in Control event are deemed compliant with Sections 4.02(A) and (B).

(2)  Disputed Payments/Other Failure to Pay. In the event of a dispute between the Employer and a Participant as to whether Deferred Compensation is payable to the Participant or as to the amount thereof, or any other intentional or unintentional failure to pay, other than with the Participant's express or implied consent, payment is treated as paid on the designated payment date if such payment is made in accordance with Treas. Reg. §1.409A-3(g).

(B) Early Payments. The Employer also may cause the Plan or Trustee to pay on a date no earlier than 30 days before the specified payment date provided the Participant is not able, directly or indirectly, to designate the Taxable Year of the payment. Such "early" payments are not an accelerated payment under Section 4.02(C).

4.6 Payment Election Requirements. The term "payment election," for purposes of this Section 4.06(B) and the Plan generally, means either an initial payment election under Section 4.02(A) or a change payment election under Section 4.02(B).

(A) Compliance with Plan Terms. All initial payment elections and change payment elections must be consistent with the Plan and with the Adoption Agreement.

(B) When Election is Considered Made; Irrevocability.

(1) Participant Elections. A Participant's payment election is not considered made for any purpose under the Plan until both: (i) the Employer approves the election; and (ii) the election has become irrevocable. A Participant's payment election is always revocable until the Employer accepts the election, which acceptance must occur within the time period described in Section 4.06(C). A Participant's payment election becomes irrevocable as the Employer elects in its Adoption Agreement.

(2) Employer Elections. The Employer's payment election is not considered made for any purpose under the Plan until the election has become irrevocable. The Employer's initial payment election is irrevocable after the last permissible date for making the election under Section 4.02(A)(2)(b). The Employer's change payment election relating to payment at a Specified Time or pursuant to a Fixed Schedule is irrevocable after the last permissible date for making the election under Section 4.02(B)(1)(a). The Employer's change payment election relating to payment based on any other payment event (not a Specified Time or Fixed Schedule) remains revocable for 30 days following the Employer's execution of the change payment election.

(3) Effect of Changes While Election is Revocable. Any change made to a payment election while the election remains revocable is not a change payment election, either for purposes of Section 4.02(B)(1)(a) timing rules or in applying any Plan limit on the number of change payment elections a Participant may make as to any amount of Deferred Compensation. Any modification to a payment election after the election has become irrevocable is a change payment election (if made with respect to an initial payment election) or is a new change payment election (if made with respect to a change payment election).

(4) Continuing Elections. If an initial payment election is continuing under Section 4.02(A)(3), such that it applies to Compensation Deferred in one or more Taxable Years beginning after the first Taxable Year to which the payment election applies, the payment election is revocable as to such future Taxable Years until the last permissible date under Section 4.02(A)(2) for making the election with regard to such future Taxable Year or Years.

(C) Employer Approval of Participant and Beneficiary Elections. The Employer expressly and in writing must approve any Participant or Beneficiary payment election (payment event, timing, form and medium), even if the Plan and Adoption Agreement permit such election. The Employer, in its absolute discretion, may withhold approval for any reason, including, but not limited to, non-compliance with Plan terms. However, the Employer must approve or reject any such election within the time period during which the Participant or Beneficiary would have had to make the election. If the Employer does not so approve or reject a payment election, the election is deemed rejected within such time period. With regard to initial payment elections, unless the Participant subsequently makes a timely initial payment election the Employer accepts, the Employer will pay the Participant's Vested Accrued Benefit under the payment event, timing, form and medium default provisions of Sections 4.01(B) and 4.02(A)(5).

(D) Preservation of Pre-2009 Payment Elections. If the Plan is a restatement of a Plan which was in effect before January 1, 2009, as to pre-2009 Deferred Compensation (and Earnings thereon) which is a 409A Amount, the Plan preserves any 409A permissible payment elections under the Plan which elections are not available under the Plan as to Compensation Deferred after 2008, subject to any change payment election made as to such pre-2009 Deferred Compensation.

V. TRUST ELECTION AND PLAN EARNINGS

5.1 Unfunded Plan. The Employer as it elects in its Adoption Agreement intends this Plan to be an unfunded plan that is wholly or partially exempt under ERISA. No Participant, Beneficiary or successor thereto has any legal or equitable right, interest or claim to any property or assets of the Employer, including assets held in any Account under the Plan except as the Plan otherwise permits. The Employer's obligation to pay Plan benefits is an unsecured promise to pay. Any assets held in Plan Accounts remain subject to claims of the Employer's general creditors and no Participant's or Beneficiary's claim to Plan assets has any priority over any general unsecured creditor of the Employer. Except as otherwise provided in the Plan or Trust, all Plan assets, including all incidents of ownership thereto, at all times will be the sole property of the Employer.

5.2 No Trust. Except as provided in its Adoption Agreement, this Plan does not create a trust for the benefit of any Participant. If the Employer does not establish the Trust: (i) the Employer may elect to make notional contributions in lieu of actual contributions to the Plan; and (ii) the Employer may elect not to invest any actual Plan contributions. If the Employer elects to invest any actual Plan contributions, such investments may be held for the Employer's benefit in providing for the Employer's obligations under the Plan or for such other purposes as the Employer may determine.

(A) Earnings. If the Employer does not establish the Trust, the Employer will elect in its Adoption Agreement whether the Plan periodically will credit actual or notional Plan contributions with a determinable amount of notional Earnings (at a specified fixed or floating interest rate or other specified index) or will credit or charge each Participant's Account with the Earnings actually incurred by the Account.

(B) Investment Direction. If the Account is credited and charged with actual Earnings, the Employer will specify in the Adoption Agreement whether the Employer or the Participant has the right to direct the investment of the Participant's Account and also may specify any limitations on the Participant's right of investment direction. If the Adoption Agreement provides for Employer investment direction, the Employer may make any investment of Plan assets it deems reasonable or appropriate. If the Adoption Agreement provides for Participant investment direction, this right is limited strictly to investment direction and the Participant will not be entitled to the distribution of any Account asset except as the Plan otherwise permits.

5.3 Trust. If the Employer elects in its Adoption Agreement to create the Trust, the applicable provisions of the Basic Plan Document continue to apply, including those of Section 5.01. The Trustee will pay Plan benefits in accordance with the Plan terms or upon the Employer's direction consistent with Plan terms.

(A) Restriction on Trust Assets. If an Employer establishes, directly or indirectly, the Trust (or any other arrangement Applicable Guidance may describe), the Trust and the Trust assets must be and must remain located within the United States, except with respect to a Participant who performs outside the United States substantially all services giving rise to the Deferred Compensation. The Trust may not contain any provision limiting the Trust assets to the payment of Plan benefits upon a Change in the Employer's Financial Health, even if the assets remain subject to claims of the Employer's general creditors. For this purpose, the Employer, upon a Change in the Employer's Financial Health, may not transfer Deferred Compensation to the Trust. The Employer (and any member of a controlled group which includes the Employer) during the "restricted period" also may not transfer Deferred Compensation to the Trust and the Trust may not be restricted to payment of Plan benefits, to the extent that such transfer or restriction would violate the at-risk limitation of Code §409A(b)(3). Any Trust the Employer establishes under this Plan shall be further subject to Applicable Guidance, compliance with which is necessary to avoid the transfer of assets to the Trust being treated as a transfer of property under Code §83.

(B) Trust Earnings and Investment. If the Employer establishes the Trust, the Trust earnings provisions apply to all Plan contributions and constitute Earnings for purposes of the Plan. The Trustee will invest the assets held in the Trust in accordance with the Trust terms but are not subject to Participant direction of investment.

VI. MISCELLANEOUS

6.1 No Assignment. No Participant or Beneficiary has the right to anticipate, alienate, assign, pledge, encumber, sell, transfer, mortgage or otherwise in any manner convey in advance of actual receipt, the Participant's Account. Prior to actual payment, a Participant's Account is not subject to the debts, judgments or other obligations of the Participant or Beneficiary and is not subject to attachment, seizure, garnishment or other process applicable to the Participant or Beneficiary.

6.2 Not Employment Contract. This Plan is not a contract for employment between the Employer and any Employee who is a Participant. This Plan does not entitle any Participant to continued employment with the Employer, and benefits under the Plan are limited to payment of a Participant's Vested Accrued Benefit in accordance with the terms of the Plan.

6.3 Amendment and Termination.

(A) Amendment. The Employer reserves the right to amend the Plan at any time to comply with Code §409A, Treas. Reg. §1.409A and other Applicable Guidance or for any other purpose, provided that such amendment will not result in taxation to any Participant under Code §409A. Except as the Plan and Applicable Guidance otherwise may require, the Employer may make any such amendments effective immediately.

(B) Termination. The Employer may terminate, but is not required to terminate and liquidate the Plan which includes the distribution of all Plan Accounts, under the following circumstances:

(1) Dissolution/Bankruptcy. The Employer may terminate and liquidate the Plan within 12 months following a dissolution of a corporate Employer taxable under Code §331 or with approval of a Bankruptcy court under 11 U.S.C. §503(b)(1)(A), provided that the Deferred Compensation is paid to the Participants and is included in the Participants' gross income in the latest of (or, if earlier, the Taxable Year in which the amount is actually or constructively received): (i) the calendar year in which the plan termination and liquidation occurs; (ii) the first calendar year in which the amounts no longer are subject to a Substantial Risk of Forfeiture; or (iii) the first calendar year in which the payment is administratively practicable.

(2) Change in Control. The Employer may terminate and liquidate the Plan by irrevocable action taken within the 30 days preceding or the 12 months following a Change in Control, provided the Employer distributes all Plan Accounts (and must distribute the accounts under any Aggregated Plans which plan the Employer also must terminate and liquidate as to each Participant who has experienced the Change in Control) within 12 months following the date of Employer's irrevocable action to terminate and liquidate the Plan and Aggregated Plans. Where the Change in Control results from an asset purchase transaction, the "Employer" with discretion to terminate and liquidate the Plan is the Employer that is primarily liable after the transaction to pay the Deferred Compensation.

(3) Other. The Employer may terminate the Plan for any other reason in the Employer's discretion provided that: (i) the termination and liquidation does not occur proximate to a downturn in the Employer's financial health; (ii) the Employer also terminates all Aggregated Plans in which any Participant also is a participant; (ii) the Plan makes no payments in the 12 months following the date of Employer's irrevocable action to terminate and liquidate the Plan other than payments the Plan would have made irrespective of Plan termination; (iii) the Plan makes all payments within 24 months following the date of Employer's irrevocable action to terminate and liquidate the Plan; and (iv) the Employer within 3 years following the date of Employer's irrevocable action to terminate and liquidate the Plan does not adopt a new plan covering any Participant that would be an Aggregated Plan.

(4) Applicable Guidance. The Employer may terminate and liquidate the Plan under such other circumstances as Applicable Guidance may permit.

(C) Effect on Vesting. Any Plan amendment or termination will not reduce the Vested Accrued Benefit held in any Participant Account at the date of the amendment or termination and will not accelerate vesting except as the Employer may expressly provide for in connection with the amendment or termination, provided that any such vesting acceleration does not subject any Participant to taxation under Code §409A.

(D) Cessation of Future Contributions. The Employer in its Adoption Agreement may elect at any time to amend the Plan to cease future Elective Deferrals, Nonelective Contributions or Matching Contributions as of a specified date. In such event, the Plan remains in effect (except those provisions permitting the frozen contribution type) until all Accounts are paid in accordance with the Plan terms, or, if earlier, upon the Employer's termination of the Plan.

6.4 Fair Construction. The Employer, Participants and Beneficiaries intend that this Plan in form and in operation comply with Code 409A, the regulations thereunder, and all other present and future Applicable Guidance. The Employer and any other party with authority to interpret or administer the Plan will interpret the Plan terms in a manner which is consistent with Applicable Law. However, as required under Treas. Reg. §1.409A-1(c)(1), the "interpretation" of the Plan does not permit the deletion of material terms which are expressly contrary to Code §409A and the regulations thereunder and also does not permit the addition of missing terms necessary to comply therewith. Such deletions or additions may be accomplished only be means of a Plan amendment under Section 6.03(A). Any Participant, Beneficiary or Employer permitted Elective Deferral election, initial payment election, change payment election or any other Plan permitted election, notice or designation which is not compliant with Applicable Law is not an "election" or other action under the Plan and has no effect whatsoever. In the event that a Participant, Beneficiary or the Employer fail to make an election or fail to make a compliant election, the Employer will apply the Plan's default terms under Sections 4.01(B) and 4.02(A)(5).

6.5 Notice and Elections. Any notice given or election made under the Plan must be in writing and must be delivered in person or electronically in a manner reasonably designed to ensure receipt, or mailed by certified mail, to the Employer, the Trustee or to the Participant or Beneficiary as appropriate. The Employer will prescribe the form of any Plan notice or election to be given to or made by Participants. Any notice or election will be deemed given or made as of the date of delivery, or if given or made by certified mail, as of 3 business days after mailing.

6.6 Administration/Correction. The Employer will administer and interpret the Plan, including making a determination of the Vested Accrued Benefit due any Participant or Beneficiary under the Plan. As a condition of receiving any Plan benefit to which a Participant or Beneficiary otherwise may be entitled, a Participant or Beneficiary will provide such information and will perform such other acts as the Employer reasonably may request. The Employer may cause the Plan to forfeit any or all of a Participant's Vested Accrued Benefit, if the Participant fails to cooperate reasonably with the Employer in the administration of the Participant's Plan Account, provided that this provision does not apply to a bona fide dispute under Section 4.05(A)(2). The Employer may retain agents to assist in the administration of the Plan and may delegate to agents such duties as it sees fit. The decision of the Employer or its designee concerning the administration of the Plan is final and is binding upon all persons having any interest in the Plan. The Employer will indemnify, defend and hold harmless any Employee designated by the Employer to assist in the administration of the Plan from any and all loss, damage, claims, expense or liability with respect to this Plan (collectively, "claims") except claims arising from the intentional acts or gross negligence of the Employee. The Employer, to minimize or avoid any sanction or damages to a Participant or Beneficiary, to itself or to any other person resulting from a violation of Code §409A under the Plan, may undertake correction of any violation or participate in any available correction program, as described in Notice 2007- 100 or other Applicable Guidance.

6.7 Account Statements. The Employer from time to time will provide each Participant with a statement of the Participant's Vested Accrued Benefit as of the most recent Valuation Date. The Employer also will provide Account statements to any Beneficiary of a deceased Participant with a Vested Accrued Benefit remaining in the Plan. Any such statements are for information purposes only prior to an actual Plan payment, are subject to adjustment or correction, and are not binding upon the Employer.

6.8 Accounting. The Employer will maintain for each Participant as is necessary for proper administration of the Plan, an Elective Deferral Account, a Matching Contribution Account, a Nonelective Contribution Account, and separate sub-accounts reflecting 409A Amounts and Grandfathered Amounts in accordance with Section 7.03.

6.9 Costs and Expenses. Investment charges will be borne by the Account to which they pertain. The Employer will pay the other costs, expenses and fees associated with the operation of the Plan, excluding those incurred by Participants or Beneficiaries. The Employer will pay costs, expenses or fees charged by or incurred by the Trustee only as provided in the Trust or other agreement between the Employer and the Trustee.

6.10 Reporting. The Employer will report Deferred Compensation for Employee Participants on Form W-2 for and on Form 1099-MISC for Contractor Participants in accordance with Applicable Guidance.

6.11 ERISA Claims Procedure. If this Plan is established as a "top-hat plan" within the meaning of DOL Reg. §2520.104-23, the following claims procedure under DOL Reg. §2560.503-1 applies. For purposes of the Plan's claims procedure under this Section 6.11, the "Plan Administrator" means the Employer. A Participant or Beneficiary may file with the Plan Administrator a written claim for benefits, if the Participant or Beneficiary disputes the Plan Administrator's determination regarding the Participant's or Beneficiary's Plan benefit. However, the Plan Administrator will cause the Plan to pay only such benefits as the Plan Administrator in its discretion determines a Participant or Beneficiary is entitled to receive. The Plan Administrator under this Section 6.11 will provide a separate written document to affected Participants and Beneficiaries which explains the Plan's claims procedure and which by this reference is incorporated into the Plan. If the Plan Administrator makes a final written determination denying a Participant's or Beneficiary's claim, the Participant or Beneficiary must file an action with respect to the denied claim within 180 days following the date of the Plan Administrator's final determination.

VII. 409A AMOUNTS AND GRANDFATHERED AMOUNTS

7.1 409A Amounts. The terms of this Plan control as to any 409A Amount.

7.2 Grandfathered Amounts. A Grandfathered Amount remains subject to the terms of the Plan as in effect before January 1, 2005, unless the Employer makes a material modification to the Plan as described in Treas. Reg. §1.409A-6(a)(4).

7.3 Separate Accounting/Earnings. The Employer will account separately for 409A Amounts and for Grandfathered Amounts within each Participant's Account. The Employer also will account separately for Earnings on the 409A Amounts and Earnings on the Grandfathered Amounts. Post-2004 Earnings on Grandfathered Amounts are included in the Grandfathered Amount.

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